Exhibit 1

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION made as of the 19th day of November, 1996, between ZIONS BANCORPORATION ("Zions Bancorp"), a Utah corporation having its principal office in Salt Lake City, Utah, and ASPEN BANCSHARES, INC. (the "Company"), a Colorado corporation having its principal office in Aspen, Colorado

                         W I T N E S S E T H   T H A T :

     WHEREAS, Zions Bancorp is a bank holding company which desires to affiliate with the Company; and

     WHEREAS, the Board of Directors of the Company has determined that it would be in the best interests of the Company, its shareholders, its customers and those of its subsidiaries, PITKIN COUNTY BANK AND TRUST COMPANY ("Pitkin"), CENTENNIAL SAVINGS BANK, F.S.B. ("Centennial"), and VALLEY NATIONAL BANK OF CORTEZ, COLORADO ("Valley") (together the "Subsidiary Institutions") and the areas served by the Company and the Subsidiary Institutions to become affiliated with Zions Bancorp;

     WHEREAS, the respective Boards of Directors of the Company and Zions Bancorp have agreed to the merger (the "Merger") of the Company with and into Zions Bancorp pursuant to the provisions of section 7-111-101 et seq. of the Colorado Business Corporation Act and section 16-10a-1101 et seq. of the Utah Business Corporation Act; and

     WHEREAS, the parties intend that the Merger qualify as a tax-free reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of these premises and the mutual agreements hereinafter set forth, the parties agree as follows:

1.   Combination.

     1.1. Form of Combination. Zions Bancorp and the Company will execute a merger agreement (the "Merger Agreement") substantially in the form of Exhibit I annexed hereto. Subject to the provisions of the Merger Agreement, the Company will be merged with and into Zions Bancorp (the "Merger"), and Zions Bancorp shall be the surviving corporation. The shares of common stock of the Company shall be canceled and immediately converted into the right to receive, subject to the terms, conditions, and limitations set forth herein, such consideration as is provided in section 1.2 hereof.


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     1.2. Consideration for Merger.

          (a) Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth in this Subparagraph (a). Additional terms may be defined elsewhere herein. As used in these definitions and in sections 10.2(d) and 10.2(e) of this Agreement, the terms "increase" and "escalate" contemplate the possibility of a negative increase or escalation (i.e., a decrease or deflation), and the terms "decrease" and "deflate" contemplate the possibility of a negative decrease or deflation (i.e., an increase or escalation).

               (i) Average Closing Price. The average (rounded to the nearest penny) of each Daily Sales Price over the Pricing Period, except that, subject to sections 1.2(a)(iii) and 1.2(a)(ix), (A) if the average (rounded to the nearest penny) of each Daily Sales Price over the Pricing Period is less than $83.00, then the Average Closing Price shall be $83.00, and (B) if the average (rounded to the nearest penny) of each Daily Sales Price over the Pricing Period is more than $93.00, then the Average Closing Price shall be $93.00.

               (ii) Company Closing Price. The average (rounded to the nearest penny) of the mean (unrounded) of the closing bid and asked prices of Company Common Stock over the Pricing Period in the over-the-counter market as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof by such other source upon which Zions Bancorp and the Company shall mutually agree.

               (iii) Company Election. The election of the Company in its sole discretion, made under the circumstances described in section 10.2(d), that, notwithstanding section 1.2(a)(i), the Average Closing Price shall be a number of dollars and cents, rounded to the nearest penny, computed by escalating $93.00 by a percentage comprising the difference between (A) the number of percentage points representing the difference between the percentage by which the Daily Sales Price increased between November 19, 1996 and the Pricing Period (using the average over such Pricing Period) and the percentage by which the KBW 50 Index of Keefe, Bruyette & Woods, Inc. (the "KBW Index") increased between November 19, 1996 and the Pricing Period (using the average over such Pricing Period) and (B) 15 percentage points.

               (iv) Daily Sales Price. For any trading day, the last reported sale price or, if no such reported sale takes place, the mean (unrounded) of the closing bid and asked prices of Zions Bancorp Stock in the over-the-counter market as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof


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by such other source upon which Zions Bancorp and the Company shall mutually agree.

               (v) Option Equivalent Number. The number reached by summing the following values as calculated for each option to purchase one share of Company Common Stock which is outstanding and unexercised at the Effective Date: (A) the difference between the Company Closing Price and the exercise price of that option (or, if a greater number, zero) divided by (B) the Company Closing Price.

               (vi) Pricing Period. The twenty consecutive trading days ending on and including the fifth trading day preceding the Effective Date.

               (vii) Purchase Price. The sum of:

                    (A) $73,000,000.00;

                    (B) the consolidated net undistributed income of the Company during the period beginning on July 1, 1996 and ending on the close of business on the last day of the calendar month preceding the effective date of the Merger (the "Effective Date"), calculated in accordance with generally accepted accounting principles. For the purpose of calculating net undistributed income of the Company, (I) any undistributed gain, net of taxes, derived from activities or transactions which are not in the ordinary course of its banking operations (such as, without limitation, the sale of securities or loans, of capital assets, or of lines of business), all of which shall be determined in accordance with generally accepted accounting principles, shall be excluded except as mutually agreed by the parties hereto; and (II) any loss, net of taxes, resulting from operating transactions recommended by the Company to Zions Bancorp as likely to produce economic benefits to the Company and approved in writing by Zions Bancorp prior to their effectuation shall be excluded. It is understood that the amount calculated under this section 1.2(a)(vii)(B) may be a negative number and that the effect of summing such a negative number would be a reduction in the Purchase Price;

                    (C) the product of the daily average of the net undistributed income of the Company during the period and calculated in the manner prescribed in section 1.2(a)(vii)(B) hereof times the number of days in the month of the Effective Date which precede the Effective Date. It is understood that the amount calculated under this section 1.2(a)(vii)(C) may be a negative number and that the effect of summing such a negative number would be a reduction in the Purchase Price; and

                    (D) the aggregate contributions to capital caused by the payments accompanying the exercise of any stock options after June 30, 1996.


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               (viii) Zions Bancorp Stock. The common stock of Zions Bancorp, no par value.

               (ix) Zions Election. The election of Zions Bancorp in its sole discretion, made under the circumstances described in section 10.2(e), that, notwithstanding section 1.2(a)(i), the Average Closing Price shall be a number of dollars and cents, rounded to the nearest penny, computed by deflating $83.00 by a percentage comprising the difference between (A) the number of percentage points representing the difference between the percentage by which the Daily Sales Price decreased between November 19, 1996 and the Pricing Period (using the average over such Pricing Period) and the percentage by which the KBW Index decreased between November 19, 1996 and the Pricing Period (using the average over such Pricing Period) and (B) 15 percentage points.

          (b) Form of Consideration. Subject to the terms, conditions, and limitations set forth herein, upon surrender of his or her certificate or certificates in accordance with Section 1.1 hereof, each holder of shares of Company Common Stock shall be entitled to receive, in exchange for each share of Company Common Stock held of record by such stockholder as of the Effective Date, that number of shares of Zions Bancorp Stock calculated by dividing the Purchase Price by the Average Closing Price, and by further dividing the number so reached by the sum of the number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date and the Option Equivalent Number.

     1.3. No Fractional Shares. Zions Bancorp will not issue fractional shares of Zions Bancorp Stock. In lieu of fractional shares of Zions Bancorp Stock, if any, each shareholder of the Company who is entitled to a fractional share of Zions Bancorp Stock shall receive an amount of cash equal to the product of such fraction times the Average Closing Price. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

     1.4. Dividends; Interest. No shareholder of the Company will be entitled to receive dividends on his or her Zions Bancorp Stock until he or she exchanges his or her certificates representing Company Common Stock for Zions Bancorp Stock. Any dividends declared on Zions Bancorp Stock (which stock is to be delivered pursuant to this Agreement) to holders of record on or after the Effective Date shall be paid to the Exchange Agent (as designated in Section 1.5 of this Agreement) and, upon receipt of the certificates representing shares of Company Common Stock, the Exchange Agent shall forward to the former shareholders entitled to receive Zions Bancorp Stock (i) certificates representing their shares of Zions Bancorp Stock, (ii) dividends declared thereon subsequent to the Effective Date (without interest) and (iii) the cash value of any fractional shares determined in accordance with Section 1.3 hereof.


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     1.5. Designation of Exchange Agent. The Company and Zions Bancorp hereby designate Zions First National Bank, Salt Lake City, Utah ("Zions Bank") as Exchange Agent to effect the exchange contemplated hereby. Zions Bancorp will, promptly after the Effective Date, issue and deliver to Zions Bank the share certificates representing shares of Zions Bancorp Stock and the cash in lieu of fractional shares to be paid to holders of Company Common Stock in accordance with this Agreement.

     1.6. Notice of Exchange. Promptly after the Effective Date, Zions Bank shall mail to each holder of one or more certificates formerly representing Company Common Stock, except to such holders as shall have waived the notice required by this Section 1.6, a notice specifying the Effective Date and notifying such holder to surrender his or her certificate or certificates to Zions Bank for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of the Company.

     1.7. Treatment of Stock Options. Each stock option to purchase Company Common Stock not exercised prior to the Effective Date shall automatically be converted into an option to purchase, on the same terms as the option to purchase Company Common Stock, and with the same dates of exercisability and of expiration, that number of shares of Zions Bancorp Stock equal to the number of shares of Company Common Stock which the holder of such option would be entitled to receive under Section 1.2 of this Agreement had such option been exercised immediately preceding the Effective Date. The applicable per-share option price in effect immediately prior to the Effective Date shall be adjusted to an amount equal to the product obtained by dividing that option price by the number of shares of Zions Bancorp Stock which the holder of one share of Company Common Stock would be entitled to receive under Section 1.2 of this Agreement.

     1.8. Voting Agreements. Simultaneously herewith, each person listed on
Schedule 1.8 hereof shall enter into an agreement with Zions Bancorp, substantially in form and substance as that set forth as Exhibit II attached hereto, in which he or she agrees to vote all shares of the Company which may be voted, or whose vote may be directed, by him or her, in favor of the transactions contemplated by this Agreement at the meeting of shareholders at which such transaction shall be considered.

     1.9. Stock Option Agreement. Simultaneously herewith, the parties shall execute and deliver the Stock Option Agreement in the form attached hereto as
Exhibit III.

     1.10. Employee Benefits. If any employee of the Company or of any of the Subsidiary Institutions becomes a participant in any employment benefit plan, practice, or policy of Zions Bancorp, such employee shall be given credit under such plan, practice, or policy for all service prior to the Effective Date with the Company


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or any of the Subsidiary Institutions for purposes of eligibility and vesting, but not for benefit accrual purposes, for which such service is taken into account or recognized, provided that there be no duplication of such benefits as are provided under any employee benefit plans, practices, or policies of the Company or any of the Subsidiary Institutions that continue in effect following the Effective Date.

2.   Effective Date.

     The Effective Date shall be the date which is the latest of:

     2.1. Shareholder Approval. The date following the day upon which the shareholders of the Company approve, ratify, and confirm the transactions contemplated by this Agreement; or

     2.2. Federal Reserve Approval. The first to occur of (a) the date thirty days following the date of the order of the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of San Francisco acting pursuant to authority delegated to it by the Board of Governors of the Federal Reserve System (collectively, the "Board of Governors") approving the Merger, or (b) if, pursuant to section 321(a) of the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), the Board of Governors shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse, or

     2.3. Commissioner Approval. If such an order shall be required by law, the date ten days following the date of the order of the Commissioner of Financial Institutions of the State of Utah (the "Commissioner") approving the transactions contemplated by this Agreement; or

     2.4. Superintendent Approval. The date ten days following the date of the order of the Colorado Division of Banking (the "Division") approving the transactions contemplated by this Agreement; or

     2.5. Other Regulatory Approvals. The date upon which any other material order, approval, or consent of a federal or state regulator of financial institutions or financial institution holding companies authorizing consummation of the transactions contemplated by this Agreement is obtained or any waiting period mandated by such order, approval, or consent has run; or

     2.6. Expiration of Stays. Ten days after any stay of the approvals of any of the Board of Governors, the Commissioner, or the Division of the transactions contemplated by this Agreement


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or any injunction against closing of said transactions is lifted, discharged, or dismissed; or

     2.7. Mutual Agreement. Such other date as shall be mutually agreed to by Zions Bancorp and the Company.

3.   Conditions Precedent to Performance of Obligations of the Parties.

     The obligations of Zions Bancorp and the Company to consummate the Merger shall be subject to the conditions that on or before the Effective Date:

     3.1. Regulatory Approvals. Orders, consents, and approvals, in form and substance reasonably satisfactory to Zions Bancorp and the Company, shall have been entered by the requisite governmental authorities, granting the authority necessary for consummation of the transactions contemplated by this Agreement and the operation by Zions Bancorp of the business of the Company, the business of the Subsidiary Institutions, and each of the branches of the Subsidiary Institutions, pursuant to the provisions of applicable law; and all other requirements prescribed by law or by the rules and regulations of any other regulatory authority having jurisdiction over such transactions shall have been satisfied.

     3.2. Absence of Litigation. No action, suit, or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin, or prohibit the Merger, or which would reasonably be expected to restrict materially the operation of the business of the Company or that of the Subsidiary Institutions or the exercise of any rights with respect thereto or to subject either of the parties hereto or any of their subsidiaries, directors, or officers to any liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or their subsidiaries, directors, or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact which could reasonably be decided materially adversely to either party hereto or its subsidiaries, directors, or officers.

     3.3. Accounting Treatment. It shall have been determined to the satisfaction of Zions Bancorp that the reorganization contemplated by this Agreement will be treated for accounting purposes as a "pooling of interests" in accordance with APB Opinion No. 16, and Zions Bancorp shall have received a letter to the above effect from KPMG Peat Marwick, certified public accountants.


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     3.4. Registration Statement.

          (a) Effectiveness. The registration statement to be filed by Zions Bancorp with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Securities Act") in connection with the registration of the shares of Zions Bancorp Stock to be used as consideration in connection with the Merger (the "Registration Statement") shall have become effective under that Act, and Zions Bancorp shall have received all required state securities laws or "blue sky" permits and other required authorizations or confirmations of the availability of exemptions from registration requirements necessary to issue Zions Bancorp Stock in the Merger.

          (b) Absence of Stop-Order. Neither the Registration Statement nor any such required permit, authorization, or confirmation shall be subject to a stop-order or threatened stop-order by the SEC or any state securities authority.

     3.5. Federal Income Taxation. Zions Bancorp and the Company shall have received a written opinion of Rothgerber, Appel, Powers & Johnson, or of Dalby, Wendland & Co., P.C., or of another firm mutually agreeable to Zions Bancorp and the Company, applying existing law, that the reorganization contemplated by this Agreement shall qualify as one or more tax-free reorganizations under the Code and the regulations and rulings promulgated thereunder.

     3.6. Adverse Legislation. Subsequent to the date of this Agreement no legislation shall have been enacted and no regulation or other governmental requirement shall have been adopted or imposed that renders or will render consummation of any of the material transactions contemplated by this Agreement impossible.

4.   Conditions Precedent to Performance of the Obligations of Zions Bancorp.

     The obligations of Zions Bancorp hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Zions Bancorp in writing:

     4.1. Approval by Shareholders of the Company. The shareholders of the Company, acting pursuant to a proxy statement in form and substance satisfactory to Zions Bancorp and its counsel, shall have authorized, ratified, and confirmed the Merger by not less than the requisite percentage of the outstanding voting stock of each class of the Company, in accordance with the applicable laws of the State of Colorado.


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     4.2. Representations and Warranties; Performance of Obligations. All
representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if such representations and warranties had been made or given at and as of such date, except that representatives and warranties of the Company contained in this Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date. All covenants and obligations to be performed or met by the Company on or prior to the Effective Date shall have been so performed or met. On the Effective Date, the president and chief executive officer and the chief financial officer of the Company shall deliver to Zions Bancorp a certificate to that effect. The delivery of such officers' certificate shall in no way diminish the warranties, representations, covenants, and obligations of the Company made in this Agreement.

     4.3. Opinion of Company Counsel. Zions Bancorp shall have received a favorable opinion from Rothgerber, Appel, Powers & Johnson, dated the Effective Date, substantially in form and substance as that set forth as Exhibit IV attached hereto.

     4.4. Opinion of Company Litigation Counsel. Zions Bancorp shall have received a favorable opinion from legal counsel handling litigation matters for the Company dated the Effective Date, substantially in form and substance as that set forth as Exhibit V attached hereto.

     4.5. Delivery of Branch Authorizations. The Company shall have delivered to Zions Bancorp originals or certified copies of all of its regulatory authorizations entitling the Subsidiary Institutions to operate each of their respective branch offices, together with a certification by the president and chief executive officer and the chief financial officer of the Company dated the Effective Date, certifying that such branch certificates have not been revoked or threatened to be revoked and that such certificates are in full force and effect.

     4.6. No Adverse Developments.

          (a) During the period from September 30, 1996 to the Effective Date, and except as necessary for the Company to comply with its obligations under
Section 7.9 hereof, (i) there shall not have been any material adverse change in the financial position or results of operations of the Company or the Subsidiary Institutions taken as a whole, nor shall the Company or the Subsidiary Institutions have sustained any material loss or damage to their properties, whether or not insured, which materially affects their ability to conduct their business; and (ii) none of the events described in clauses (a) through (f) of
Section 6.16 of this Agreement shall have occurred, and each of the practices and


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conditions described in clauses (x) through (z) of that section shall have been maintained.

          (b) As of the Effective Date, except as adjusted to account for issuances of Company Common Stock pursuant to the exercise of options described in section 6.9 of this Agreement, the capital structure of the Company and the capital structure of the Subsidiary Institutions shall be as stated in section 6.9.

          (c) As of the Effective Date, other than liabilities incurred in the ordinary course of business subsequent to September 30, 1996, there shall be no liabilities of the Company or the Subsidiary Institutions which are material to the Company on a consolidated basis which were not reflected on the consolidated statement of condition of the Company as of September 30, 1996 or in the notes to the consolidated statement of condition of the Company as of December 31, 1995.

          (d) No adverse action shall have been instituted or threatened by any governmental authority, or referred by a governmental authority to another governmental authority, for the enforcement or assessment of penalties for the violation of any laws of regulations relating to equal credit opportunity, fair housing, or fair lending.

          (e) Zions Bancorp shall have received a certificate dated the Effective Date, signed by the chairman and president and the chief financial officer of the Company, certifying to the matters set forth in paragraphs (a),
(b), (c), and (d) of this section 4.6. The delivery of such officers' certificate shall in no way diminish the warranties and representations of the Company made in this Agreement.

     4.7. Consolidated Net Worth. On and as of the Effective Date, the consolidated net worth of the Company as determined in accordance with generally accepted accounting principles shall not be less than $30,185,000 plus the aggregate contributions to capital caused by the payments accompanying the exercise of any stock options on or after September 30, 1996.

     4.8. Loan Loss Reserve Method. On and as of the Effective Date, the aggregate reserve for loan losses of the Subsidiary Institutions as determined in accordance with generally accepted accounting principles shall not be less than $3,206,000.

     4.9. CRA Rating. The CRA rating of each of the Company and each of the Subsidiary Institutions shall be no lower than the lower of "satisfactory" or the respective CRA rating it was assigned at September 30, 1996.


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     4.10. Qualified Thrift Lender. Centennial shall be a "qualified thrift lender" as such term is then defined in section 10 of the Home Owners' Loan Act of 1933, as amended (the "HOLA").

     4.11. Employment Agreement. Charles B. Israel shall have entered into an employment agreement with Zions Bancorp substantially in form and substance as that set forth as Exhibit VI attached hereto.

     4.12. Non-Investment Agreements. Each of the following persons shall have entered into a non-investment agreement with Zions Bancorp substantially in form and substance as that set forth as Exhibit VII attached hereto:

          (a) Charles B. Israel, and

          (b) each director of the Company or a Subsidiary Institution who owns more than 2 percent of the outstanding Company Common Stock at the Effective Date, and each advisory director of the Company or a Subsidiary Institution (except those individuals whose primary vocation is the making of equity investments in financial institutions) who owns more than 2 percent of the outstanding Company Common Stock at the Effective Date.

     4.13. Consent of Lending Institution. If the loan that is the subject of the Loan Agreement between Aspen Bancshares, Inc. and The Laredo National Bank dated as of June 18, 1996 (the "Laredo Loan Agreement") shall remain outstanding at the Effective Date, Laredo National Bank shall have delivered to the Company, in form and substance reasonably acceptable to Zions Bancorp, the written consent of Laredo National Bank to the transactions contemplated by this Agreement, the assumption or discharge by Zions Bancorp of the loan that is subject of the Laredo Loan Agreement, and the release of the shares of the stock of the Subsidiary Institutions and Val Cor Bancorporation, Inc. ("Val Cor") (collectively the "Subsidiaries") which secure such loan. The parties to this Agreement agree to use commercially reasonable efforts to procure such consent in good faith and in a timely manner.

5.   Conditions Precedent to Performance of Obligations of the Company.

     The obligations of the Company hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by the Company in writing:

     5.1. Representations and Warranties; Performance of Obligations. All representations and warranties of Zions Bancorp contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as


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if such representations and warranties had been made or given at and as of such date, except that representations and warranties of Zions Bancorp contained in this Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date. All covenants and obligations to be performed or met by Zions Bancorp on or prior to the Effective Date shall have been so performed or met. On the Effective Date, either the Chairman of the Board or the President of Zions Bancorp shall deliver to the Company a certificate to that effect. The delivery of such officer's certificate shall in no way diminish the warranties, representations, covenants, and obligations of Zions Bancorp made in this Agreement.

     5.2. Opinion of Zions Bancorp Counsel. The Company shall have received a favorable opinion of Metzger, Hollis, Gordon & Alprin, dated the Effective Date, substantially in form and substance as that set forth as Exhibit VIII attached hereto.

     5.3. No Adverse Developments. During the period from September 30, 1996 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of Zions Bancorp nor shall Zions Bancorp have sustained any material loss or damage to its properties, whether or not insured, which materially affects its ability to conduct its business; and the Company shall have received a certificate dated the Effective Date signed by either the Chairman of the Board or the President of Zions Bancorp to the foregoing effect. The delivery of such officer's certificate shall in no way diminish the warranties and representations of Zions Bancorp made in this Agreement.

     5.4. Status of Zions Bancorp Stock. Zions Bancorp Stock shall be listed on the National Association of Securities Dealers' Automated Quotation System (or else shall become listed on a national securities exchange).

6.   Representations and Warranties of the Company.

     The Company represents and warrants to Zions Bancorp as follows:

     6.1. Organization, Powers, and Qualification. Each of the Company and the Subsidiary Institutions is a corporation which is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. Each of the Company and the Subsidiary Institutions owns or possesses in the operation of its business all franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmen-


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tal or otherwise, which are necessary for it to conduct its business as now conducted, except for those where the failure of such ownership or possession would not adversely affect the operation and properties of the Company or the Subsidiary Institutions in any material respect. Each of the Company and the Subsidiary Institutions is duly qualified and licensed to do business and is in good standing in every jurisdiction with respect to which the failure to be so qualified or licensed could result in material liability or adversely affect the operation and properties of the Company or the Subsidiary Institutions in any material respect.

     6.2. Execution and Performance of Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective terms.

     6.3. Absence of Violations. Except as set forth on Schedule 6.3 hereof:

          (a) neither the Company nor any of the Subsidiary Institutions is in violation of its respective charter documents or bylaws, nor of any applicable federal, state, or local law or ordinance nor any order, rule, or regulation of any federal, state, local, or other governmental agency or body, in any material respect, or in default with respect to any order, writ, injunction, or decree of any court, or in default under any order, license, regulation, or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a materially adverse effect on its business, properties, liabilities, financial position, results of operations, or prospects; and neither the Company nor any of the Subsidiary Institutions has received any claim or notice of violation with respect thereto;

          (b) neither the Company nor any of the Subsidiary Institutions nor any member of the management of any of them is a party to any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the Board of Governors, the Federal Deposit Insurance Corporation (the "FDIC"), any other banking or securities authority of the United States or the State of Colorado or the State of New Mexico, or any other regulatory agency that relates to the conduct of the business of the Company or the Subsidiary Institutions or their assets; and except as previously disclosed to Zions Bancorp in writing, no such agreement, memorandum, order, condition, or decree is pending or threatened;

          (c) each of the Company and the Subsidiary Institutions has established policies and procedures to provide reasonable assurance of compliance in a safe and sound manner with the federal banking, credit, housing, consumer protection, and civil rights laws and with all other laws applicable to the opera-tions of the Company and the Subsidiary Institutions and the regulations adopted under each of those laws, so that transactions be executed and assets be maintained in accordance with such laws and regulations; and the policies and practices of each of the Company and the Subsidiary Institutions with respect to all such laws and regulations reasonably limit noncompliance and detect and report noncompliance to its management; and

          (d) each of the Subsidiary Institutions has established a CRA policy which provides for (i) goals and objectives consistent with CRA; (ii) a methodology for self-assessment by the board of directors of the applicable Subsidiary Institution; (iii) ongoing CRA training of all personnel of the applicable Subsidiary Institution, including the members of its board of directors; and (iv) procedures whereby all significant CRA-related activity is documented; and each of the Subsidiary Institutions has officially designated a CRA officer who reports directly to the board of directors and is responsible for the CRA program of applicable Subsidiary Institution.

     6.4. Compliance with Agreements. Neither the Company nor any of the Subsidiary Institutions is in violation of any material term of any material security agreement, mortgage, indenture, or any other contract, agreement, instrument, lease, or certificate. The capital ratios of each of the Company and the Subsidiary Institutions comply fully with all terms of all currently outstanding supervisory and regulatory requirements and with the conditions of all regulatory orders and decrees.

     6.5. Binding Obligations; Due Authorization. Subject to the approval of its shareholders, this Agreement constitutes valid, legal, and binding obligations of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar law, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by the board of directors of the Company. Subject to approval by the shareholders of the Company of this Agreement, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby.

     6.6. Absence of Default. None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the organizational documents or bylaws of the Company or the Subsidiary Institutions. Such execution and, if the Laredo Loan Agreement is no longer outstanding at the Effective Date or, if it be outstanding, if the conditions described in the first sentence of Section 4.13 shall have been satisfied on or before the

Effective Date, such consummation or fulfillment will not (a) conflict with, or result in a material breach of the terms, conditions, or provisions of, or constitute a material violation, conflict, or default under, or, except as set forth on Schedule 6.6 hereof, give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any property or assets of the Company or any of the Subsidiary Institutions pursuant to any material agreement or instrument under which the Company or any of the Subsidiary Institutions is obligated or by which any of its properties or assets may be bound, including without limitation any material lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement, or other commitment or arrangement of the Company or any of the Subsidiary Institutions in respect of which it is an obligor; (b) if the Merger is approved by the Board of Governors under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and if the transactions contemplated by this Agreement are approved by the Commissioner and the Division, violate any law, statute, rule, or regulation of any government or agency to which the Company or any of the Subsidiary Institutions is subject and which is material to its operations; or (c) violate any judgment, order, writ, injunction, decree, or ruling to which the Company or any of the Subsidiary Institutions or any of its properties or assets is subject or bound. None of the execution or delivery of this Agreement nor, if the Laredo Loan Agreement is no longer outstanding at the Effective Date or, if it be outstanding, if the conditions described in the first sentence of Section 4.13 shall have been satisfied on or before the Effective Date, the consummation of the transactions contemplated thereby or the compliance with or fulfillment of the terms thereof will require any authorization, consent, approval, or exemption by any person which has not been obtained, or any notice or filing which has not been given or done, other than approval of or waiver of jurisdiction over the transactions contemplated by this Agreement by the Board of Governors, the Commissioner, and the Division.

     6.7. Compliance with BHC Act and S&LHC Act.

          (a) The Company and Val Cor are each registered as bank holding companies under the BHC Act. Except as set forth on Schedule 6.7 hereof, all of the activities and investments of the Company and Val Cor conform to the requirements applicable generally to bank holding companies under the BHC Act and the regulations of the Board of Governors adopted thereunder.

          (b) No corporation or other entity, other than the Company and Val Cor, is registered or is required to be registered as a bank holding company under the BHC Act by virtue of its control over Pitkin or Valley or over any company that directly or indirectly has control over Pitkin or Valley.

          (c) The Company is registered as a savings and loan holding company under section 10 of the HOLA (the "S&LHC Act"). Except as set forth on Schedule
6.7 hereof, all of the activities and investments of the Company conform to the requirements applicable generally to unitary savings and loan holding companies under the S&LHC Act and the regulations of the Office of Thrift Supervision (the "OTS") adopted thereunder.

          (d) No corporation or other entity, other than the Company, is registered or is required to be registered as a savings and loan holding company under the S&LHC Act by virtue of its control over Centennial or over any company that directly or indirectly has control over Centennial.

          (e) Eagle Service Corporation ("Eagle") engages in no business activity.

     6.8. Subsidiaries.

          (a) Other than (i) Pitkin, which is a direct, wholly-owned subsidiary of the Company, (ii) Centennial, which is a direct, wholly-owned subsidiary of the Company, (iii) Val Cor, which is a direct, wholly-owned subsidiary of the Company, (iv) Valley, 99.1 percent of whose stock is owned directly by Val Cor,
(v) Eagle, which is a direct, wholly-owned subsidiary of Centennial, and (vi) Thatcher Financial Group, Inc. ("TFG"), 73.2 percent of whose common stock is owned directly by Pitkin, the Company does not have any direct or indirect subsidiaries and does not directly or indirectly own, control, or hold with the power to vote any shares of the capital stock of any company (except shares held by the Subsidiary Institutions for the account of others in a fiduciary or custodial capacity in the ordinary course of their business). There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, or agreements calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of the Subsidiaries, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of the Subsidiaries. There are no other direct or indirect subsidiaries of the Company which are required to be consolidated or accounted for on the equity method in the consolidated financial statements of the Company or the financial statements of the Subsidiaries prepared in accordance with generally accepted accounting principles.

          (b) Except as specified in the previous subsection, neither any of the Subsidiaries nor the Company, Eagle, or TFG has a direct or indirect equity or ownership interest which represents 5 percent or more of the aggregate equity or ownership interest of any entity (including, without limitation, corporations, partnerships, and joint ventures).

          (c) Continually since September 14, 1993, each of the Company, Pitkin, and TFG have observed the corporate and other requirements necessary to establish TFG as a separate legal entity with respect to all persons who deal with the Company, Pitkin, and TFG.

     6.9. Capital Structure.

          (a) The authorized capital stock of the Company consists of (i) 5,000,000 shares of 7% cumulative convertible preferred stock, $0.01 par value (the "Company Preferred Stock"), none of which are issued or outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of Company Common Stock, $0.01 par value, of which, as of the date of this Agreement, 3,717,714 shares have been duly issued and are validly outstanding, fully paid, and held by approximately 241 shareholders of record. The aforementioned shares of Company Preferred Stock and Company Common Stock are the only voting securities of the Company authorized, issued, or outstanding as of such date; and except as set forth on Schedule 6.9 hereof, no subscriptions, warrants, options, rights, convertible securities, or similar arrangements or commitments in respect of securities of the Company are authorized, issued, or outstanding which would enable the holder thereof to purchase or otherwise acquire shares of any class of capital stock of the Company. No shares of Company Preferred Stock or Company Common Stock are held by the Company as treasury shares. None of the Company Common Stock is subject to any restrictions upon the transfer thereof under the terms of the corporate charter or bylaws of the Company.

          (b) Schedule 6.9 hereof lists all options to purchase Company securities currently outstanding and, for each such option, the date of issuance, date of exercisability, exercise price, type of security for which exercisable, and date of expiration. Schedule 6.9 hereof further lists all shares of Company Preferred Stock and Company Common Stock reserved for issuance pursuant to stock option plans, agreements, or arrangements but not yet issued and all options upon shares of Company Preferred Stock or Company Common Stock designated or made available for grant but not yet granted.

          (c) The authorized capital stock of Pitkin consists of 65,000 shares of common stock, $10.00 par value (the "Pitkin Common Stock"), of which, as of the date of this Agreement, 65,000 shares have been duly issued and are validly outstanding, fully paid, and all of which are held of record and beneficially by the Company. The authorized capital stock of Centennial consists of 2,000,000 shares of serial preferred stock, none of which are issued or outstanding as of the date of this Agreement, and 3,000,000 shares of common stock, $1.00 par value (the "Centennial Common Stock"), of which, as of the date of this Agreement, 647,300 shares have been duly issued and are validly outstanding, fully paid, and all of which are held of record and beneficially by the Company. The authorized capital stock of Val Cor consists of 500,000 shares of common stock, $5.00 par value (the "Val Cor Common Stock"), of which, as of the date of this Agreement, 306,259 shares have been duly issued and are validly outstanding, fully paid, and all of which are held of record and beneficially by the Company. The authorized capital stock of Valley consists of 600,000 shares of common stock, $5.00 par value (the "Valley Common Stock"), of which, as of the date of this Agreement, 354,000 shares have been duly issued and are validly outstanding, fully paid, and 350,817 of which are held of record and beneficially by the Company. The authorized capital stock of TFG consists of 500,000 shares of preferred stock, $10.00 par value, $34.00 stated value, of which, as of the date of this Agreement, 3,400 shares have been issued, and 1,000,000 shares of common stock, $0.01 par value (the "TFG Common Stock"), of which, as of the date of this Agreement, 79,634 shares have been issued and 58,327 of which are held of record and beneficially by Pitkin. The aforementioned shares of Pitkin Common Stock, Centennial Common Stock, Val Cor Common Stock, and Valley Common Stock (collectively the "Subsidiary Common Stock") are the only voting securities of the Subsidiaries authorized, issued, or outstanding as of such date; and no subscriptions, warrants, options, rights, convertible securities, or similar arrangements or commitments in respect of securities of the Subsidiaries are authorized, issued, or outstanding which would enable the holder thereof to purchase or otherwise acquire shares of any class of capital stock of the Subsidiaries. None of the Subsidiary Common Stock is subject to any restrictions upon the transfer thereof under the terms of the corporate charter or bylaws of the issuing Subsidiary.

          (d) None of the shares of Company Common Stock or Subsidiary Common Stock has been issued in violation of the preemptive rights of any shareholder.

          (e) As of the date hereof, to the best of the knowledge of the Company, and except for this Agreement, there are no shareholder agreements, or other agreements, understandings, or commitments relating to the right of any holder or beneficial owner of more than 1 percent of the issued and outstanding shares of any class of the capital stock of either the Company or any of the Subsidiaries to vote or to dispose of his or its shares of capital stock of that entity.

          (f) The Company has not granted any shareholders' rights to dissent from any merger.

     6.10. Articles of Incorporation, Bylaws, and Minute Books. The copies of the articles of incorporation and all amendments thereto and of the bylaws, as amended, of the Company and the Subsidiaries that have been provided to Zions Bancorp and certified by the Company as complete and true copies are true, correct, and complete copies thereof. The minute books of the Company and the Subsidiaries which have been made available to Zions Bancorp for its continuing inspection until the Effective Date contain accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee thereof) and of the shareholders of the Company and the Subsidiaries since their respective inceptions. These minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meetings and disclose all material corporate actions of the shareholders and boards of directors of the Company and the Subsidiaries and all committees thereof. Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the board of directors (or any committee thereof) or of shareholders of the Company or the Subsidiaries.

     6.11. Books and Records. The books and records of each of the Company and the Subsidiaries fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. Except as set forth on
Schedule 7.9 hereof, each of the Company and the Subsidiaries follows generally accepted accounting principles applied on a consistent basis in the preparation and maintenance of its books of account and financial statements, including but not limited to the application of the accrual method of accounting for interest income on loans, leases, discounts, and investments, interest expense on deposits and all other liabilities, and all other items of income and expense. Except as set forth on Schedule 7.9 hereof, the Company and the Subsidiaries have made all accruals in amounts which fairly report income and expense in the proper periods in accordance with generally accepted accounting principles. Each of the Company and each of the Subsidiaries has filed all material reports and returns required by any law or regulation to be filed by it.

     6.12. Regulatory Approvals and Filings, Contracts, Commitments, etc. The Company has made or will, no later than ten business days after the date hereof, make available to Zions Bancorp or grant to Zions Bancorp continuing access until the Effective Date to originals or copies of the following documents relating to the Company and the Subsidiaries, Eagle, and TFG:

          (a) All regulatory approvals received since January 1, 1991, of the Company and the Subsidiaries, Eagle, and TFG relating to all bank and nonbank acquisitions or the establishment of de novo operations;

          (b) All employment contracts, election contracts, retention contracts, deferred compensation, non-competition, bonus, stock option, profit-sharing, pension, retirement, consultation after retirement, incentive, insurance arrangements or plans (including medical, disability, group life or other insurance plans), and any other remuneration or fringe benefit arrangements applicable to employees, officers, or directors of the Company or the Subsidiaries, accompanied by any agreements, including trust agreements, embodying such contracts, plans, or arrangements, and all employee manuals and memoranda relating to employment and benefit policies and practices of any nature whatsoever (whether or not distributed to employees or any of them), and any actuarial reports and audits relating to such plans;

          (c) All material contracts, agreements, leases, mortgages, and commitments, except those entered into in the ordinary course of business, to which the Company or any of the Subsidiaries is a party or may be bound; or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments;

          (d) All material contracts, agreements, leases, mortgages, and commitments, whether or not entered into in the ordinary course of business, to which the Company or any of the Subsidiaries is a party or may be bound and which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation or performance of any of the transactions contemplated thereby, or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments;

          (e) All deeds, leases, contracts, agreements, mortgages, and commitments, whether or not entered into in the ordinary course of business, to which the Company or any of the Subsidiaries is a party or may be bound and which relate to land, buildings, fixtures, or other real property upon or within which the Company or any of the Subsidiaries operates its businesses or is authorized to operate its businesses, or with respect to which the Company or any Subsidiary has any application pending for authorization to operate its businesses;

          (f) Any pending application, including any documents or materials related thereto, which has been filed by the Company or any Subsidiary, Eagle, or TFG with any federal or state regulatory agency with respect to the establishment of a new office or the acquisition or establishment of any additional banking or nonbanking subsidiary; and

          (g) All federal and state tax returns filed by the Company or any Subsidiary for the years 1990 through 1995, a copy of the most recent audit examination of each of the Company and each of the Subsidiaries by the Internal Revenue Service ("IRS"), if any, a copy of the most recent state revenue agency examination, if any, of each of the Company and each of the Subsidiaries, and all tax rulings with respect to the Company or any Subsidiary received from the IRS since January 1, 1987.

     6.13. Financial Statements. The Company has furnished to Zions Bancorp its consolidated statement of condition as of each of December 31, 1993, December 31, 1994, December 31, 1995, and September 30, 1996, and its related consolidated statement of income, consolidated statement of changes in financial position, and consolidated statement of changes in stockholders' equity for each of the periods then ended, and the notes thereto (collectively, the "Company Financial Statements"). Except, in the case of the Company Financial Statements as of September 30, 1996 and for the period then ended, for the pendency of normal year-end adjustments and the omission of notes to such statements, and except as set forth on Schedule 7.9 hereof, all of the Company Financial Statements, including the related notes, (a) were prepared in accordance with generally accepted accounting principles applied in all material respects, and
(b) are in accordance with the books and records of the Company which have been maintained in accordance with generally accepted accounting principles or the requirements of financial institution regulatory authorities, as the case may be, and (c) fairly reflect the consolidated financial position of the Company as of such dates, and the consolidated results of operations of the Company for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items, and (d) reflect, in accordance with generally accepted accounting principles applied in all material respects, adequate provision for, or reserves against, the possible loan losses of the Company as of such dates.

     6.14. Call Reports; TFRs; Bank Holding Company Reports.

          (a) The Company has made available to Zions Bancorp the Consolidated Reports of Condition and Consolidated Reports of Income of Pitkin and Valley and the Thrift Financial Reports ("TFRs") of Centennial for the calendar quarters dated March 31, 1995 and thereafter. All of such Consolidated Reports of Condition, Consolidated Reports of Income, and TFRs, including the related schedules and memorandum items, were prepared in accordance with generally accepted accounting principles applied in all material respects or, to the extent different from generally accepted accounting principles, accounting principles mandated by the respectively applicable instructions to such Consolidated Reports of Condition, Consolidated Reports of Income, and TFRs.

          (b) No adjustments are required to be made to the equity capital account of any of the Subsidiary Institutions as reported on any of the Consolidated Reports of Condition or TFRs referred to in Subsection 6.14(a) hereof, in any material amount, in order to conform such equity capital account to equity capital as would be determined in accordance with generally accepted accounting principles as of such date.

          (c) The Company has furnished to Zions Bancorp (i) the annual reports on Form FR Y-6 as filed with the Board of Governors as of December 31, 1995 on behalf of the Company and Val Cor, (ii) the quarterly reports on Forms FR Y-9C and FR Y-9LP as filed with the Board of Governors as of March 31, 1996, June 30, 1996, and September 30, 1996 on behalf of the Company and Val Cor, and (iii) the annual report on OTS Form H-(b)11 as filed with the OTS as of December 31, 1995 on behalf of the Company and all amendments and current reports on OTS Form H-(b)11 as filed with the OTS subsequent to December 31, 1995.

     6.15. Absence of Undisclosed Liabilities. At September 30, 1996, the Company had no obligation or liability of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) which was material, or that when combined with all similar obligations or liabilities would have been material, to the Company, except (a) as disclosed in the Company Financial Statements, or (b) as set forth on Schedule 6.15 hereof, or (c) for unfunded loan commitments made by the Company or the Subsidiary Institutions in the ordinary course of their business consistent with past practice. The amounts set up as current liabilities for taxes in the Company Financial Statements are sufficient for the payment of all taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with generally accepted accounting principles and unpaid at September 30, 1996. Since September 30, 1996, neither the Company nor any of the Subsidiaries, Eagle, or TFG has incurred or paid any obligation or liability that would be material (on a consolidated basis) to the Company, except (x) for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with past practices, or (y) as set forth on Schedule 6.15 hereof, or
(z) as expressly contemplated herein.

     6.16. Absence of Certain Developments. Since September 30, 1996, except as set forth on Schedule 6.16 hereof, there has been (a) no material adverse change in the condition, financial or otherwise, or to the assets, properties, liabilities, or businesses of the Company and the Subsidiary Institutions, taken as a whole; (b) no material deterioration in the quality of the consolidated loan portfolio of the Company, and no material increase in the consolidated level of nonperforming assets or non-accrual loans at the Company or in the level of its consolidated provision for credit losses or its consolidated reserve for possible credit losses; (c) no declaration, setting aside, or payment by the Company or any Subsidiary of any regular dividend, special dividend, or other distribution with respect to any class of capital stock of the Company or any Subsidiary, other than customary cash dividends paid by the Company or a Subsidiary whose amounts have not exceeded past practice and the intervals between which dividends have not been more frequent than past practice and other than a one-time cash dividend from Valley to Val Cor not in excess of $1 million and, if that one-time dividend is paid, a one-time cash dividend from Val Cor to the Company not in excess of $1 million; (d) no repurchase by the Company of any of its capital stock; (e) no material loss, destruction, or damage to any material property of the Company or the Subsidiary Institutions, which loss, destruction, or damage is not covered by insurance; and (f) no material acquisition or disposition of any asset, nor any material contract outside the ordinary course of business entered into by the Company or any Subsidiary nor any substantial amendment or termination of any material contract outside the ordinary course of business to which the Company or any Subsidiary is a party, nor any other transaction by the Company or a Subsidiary involving an amount in excess of $50,000 other than for fair value in the ordinary course of its business. Since September 30, 1996, except as set forth on Schedule 6.16 hereof, (x) each of the Company and each of the Subsidiary Institutions has conducted its business only in the ordinary course of such business and consistent with past practice; (y) the Company, on a consolidated basis, has maintained the quality of its loan portfolio and that of each of its major components at approximately the same level as existed at September 30, 1996; and
(z) the Company, on a consolidated basis, has administered its investment portfolio pursuant to essentially the same policies and procedures as existed during 1994 and 1995 and the first nine months of 1996, and has taken no action to lengthen the average maturity of the investment portfolio, or of any significant category thereof, to any material extent.

     6.17. Reserve for Possible Credit Losses. The Company's consolidated reserve for possible credit losses is adequate to absorb reasonably anticipated losses in the consolidated loan and lease portfolios of the Company, in view of the size and character of such portfolios, current economic conditions, and other pertinent factors. Management periodically reevaluates the adequacy of such reserve based on portfolio performance, current economic conditions, and other factors.

     6.18. Tax Matters.

          (a) Except as set forth on Schedule 6.18 hereof, all federal, state, local, and foreign tax returns and reports (including, without limitation, all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school, and any other tax under laws of the United States or any state or municipal or political subdivision thereof) required to be filed by or on behalf of the Company or a Subsidiary have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, or requests for extensions have been timely filed, granted, and have not expired for periods ending on or before December 31, 1995, and all returns filed are complete and accurate to the best information and belief of the management of the Company and the Subsidiaries and properly reflect its taxes for the periods covered thereby. All taxes shown on filed returns have been paid. As of the date hereof, there is no audit examination, deficiency, or refund litigation or tax claim or any notice of assessment or proposed assessment by the IRS or any other taxing authority, or any other matter in controversy with respect to any taxes that might result in a determination adverse to the Company or a Subsidiary, except as reserved against in the Company Financial Statements. All federal, state, and local taxes, assessments, interest, additions, deficiencies, fees, penalties, and other governmental charges or impositions due with respect to completed and settled examinations or concluded litigation have been properly accrued or paid.

          (b) Neither the Company nor any Subsidiary has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

          (c) To the extent any federal, state, local, or foreign taxes are due from the Company or any Subsidiary for the period or periods beginning January 1, 1996 or thereafter through and including the Effective Date, adequate provision on an estimated basis has been or will be made for the payment of such taxes by establishment of appropriate tax liability accounts on the last monthly financial statements of the Company prepared before the Effective Date.

          (d) Except as set forth on Schedule 6.18 hereof, deferred taxes of the Company and the Subsidiaries have been provided for in accordance with generally accepted accounting principles as in effect on the date of this Agreement.

          (e) The Pitkin and Valley deductions for bad debts taken and the reserve for loan losses for federal income tax purposes at September 30, 1996, were not greater than the maximum amount permitted under the provisions of section 585 of the Code. The Centennial deductions for bad debts taken and the reserve for loan losses for federal income tax purposes at September 30, 1996, were not greater than the maximum amount permitted under the provisions of section 593 of the Code.

          (f) Other than liens arising under the laws of the States of Colorado and New Mexico with respect to taxes assessed and not yet due and payable, there are no tax liens on any of the properties or assets of the Company or any of the Subsidiaries.

          (g) The Company and the Subsidiaries have timely filed all information returns required by sections 6041, 6041A, 6042, 6045, 6049, 6050H, and 6050J of the Code and have exercised due diligence in obtaining certified taxpayer identification numbers as required pursuant to Treasury Regulations ss. 35a.9999.

          (h) The taxable year end of the Company for federal income tax purposes is, and since the inception of the Company has continuously been, December 31.

     6.19. Consolidated Net Worth. The consolidated net worth of the Company on the date of this Agreement, as determined in accordance with generally accepted accounting principles, is not less than $30,185,000.

     6.20. Examinations. To the extent consistent with law, the Company has heretofore disclosed to Zions Bancorp relevant information contained in the most recent Reports of Examination with respect to the Company, Pitkin, and Val Cor issued by the Board of Governors, the most recent Report of Examination with respect to Pitkin issued by the Division, the most recent Report of Examination with respect to Centennial issued by the OTS, and the most recent Report of Examination with respect to Valley issued by the Comptroller of the Currency. Such information so disclosed consists of all material information with respect to the financial condition of the entity under examination which is included in such reports, and does not omit or will not omit any information necessary to make the information disclosed not misleading.

     6.21. Reports. Since January 1, 1993, each of the Company and each of the Subsidiaries and Eagle has effected all registrations and filed all reports and statements, together with any amendments required to be made with respect thereto, which it was required to effect or file with (a) the Board of Governors, (b) the FDIC, (c) the United States Department of the Treasury, (d) the Comptroller of the Currency, (e) the OTS, (f) the Division, and (g) any other governmental or regulatory authority or agency having jurisdiction over its operations. Each of such registrations, reports, and documents, including the financial statements, exhibits, and schedules thereto, does not contain any statement which, at the time and in the light of the circumstances under which it was made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements contained therein not false or misleading.

     6.22. FIRA Compliance and Other Transactions with Affiliates. Except as set forth on Schedule 6.22 hereof, (a) none of the officers, directors, or beneficial holders of 5 percent or more of the common stock of the Company or any of the Subsidiary Institutions and no person "controlled" (as that term is defined in the Financial Institutions Regulatory and Interest Rate Control Act of 1978) by the Company or any of the Subsidiary Institution (collectively, "Insiders") has any ongoing material transaction with the Company or any of the Subsidiary Institutions on the date of this Agreement; (b) no Insider has any ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with the Company or any of the Subsidiary Institutions not in the ordinary course of business; and (c) all other extensions of credit by the Company or any of the Subsidiary Institutions to any Insider have heretofore been disclosed in writing by the Company to Zions Bancorp.

     6.23. SEC Registered Securities. Other than the Company Common Stock, no equity or debt securities of the Company or any of the Subsidiaries are registered or required to be registered under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

     6.24. Legal Proceedings. Except as disclosed in the Company Financial Statements or as set forth on Schedule 6.24 hereof, there is no claim, action, suit, arbitration, investigation, or other proceeding pending before any court, governmental agency, authority or commission, arbitrator, or "impartial mediator" (of which the Company or any of the Subsidiaries has been served with process or otherwise been given notice) or, to the best of the knowledge of the Company, threatened or contemplated against or affecting it or its property, assets, interests, or rights, or any basis therefor of which notice has been given, which, if adversely determined, would have a material adverse effect (financial or otherwise) on the business, operating results, or financial condition of the Company or which otherwise could prevent, hinder, or delay consummation of the transactions contemplated by this Agreement.

     6.25. Absence of Governmental Proceedings. Except as set forth on Schedule
6.25 hereof, neither the Company nor any Subsidiary, Eagle, or TFG is a party defendant or respondent to any pending legal, equitable, or other proceeding commenced by any governmental agency and, to the best of the knowledge of the Company, no such proceeding is threatened.

     6.26. Federal Deposit Insurance.

          (a) The deposits held by the Subsidiary Institutions are insured within statutory limits by the Bank Insurance Fund of the FDIC pursuant to the provisions of the Federal Deposit Insurance Act, as amended (12 U.S.C. ss. 1811 et seq.), and each Subsidiary Institution has paid all assessments and filed all related reports and statements required under the Federal Deposit Insurance Act (or, in the case of Centennial for periods ended before August 9, 1989, under title IV of the National Housing Act).

          (b) Pitkin and Valley are members of and pay insurance assessments to the Bank Insurance Fund of the FDIC ("BIF"), and their deposits are insured by the BIF. None of the deposits of Pitkin or Valley are insured by the Savings Association Insurance Fund of the FDIC ("SAIF"), and neither Pitkin nor Valley pays any insurance assessments to the SAIF.

          (c) Centennial is a member of and pays insurance assessments to the SAIF, and its deposits are insured by the SAIF. None of the deposits of Centennial are insured by the BIF, and Centennial pays no insurance assessments to the BIF.

     6.27. Other Insurance. Schedule 6.27 hereof lists each policy of insurance carried by the Company and the Subsidiaries, including blanket bond coverage. All such policies of insurance are in full force and effect, and no notice of cancellation has been received. All premiums to date have been paid in full. Neither the Company nor any of the Subsidiaries is in default with respect to any such policy which is material to it.

     6.28. Labor Matters. Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining contracts with respect to any employees of the Company or the Subsidiaries. Since January 1, 1974, there has not been, nor to the best of the knowledge of the Company was there or is there threatened, any strike, slowdown, picketing, or work stoppage by any union or other group of employees against the Company or any Subsidiary or any of its premises, or any other labor trouble or other occurrence, event, or condition of a similar character. As of the date hereof, the Company is not aware of any attempts to organize a collective bargaining unit to represent any of its employee groups.

     6.29. Employee Benefit Plans.

          (a) Schedule 6.29 hereto contains a list or brief descriptions of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, performance share, stock appreciation right, phantom stock, savings, or profit-sharing plans, any employment, deferred compensation, consultant, bonus, or collective bargaining agreement, or group insurance contract or any other incentive, welfare, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts, and arrangements or employee benefit plans or agreements sponsored, maintained, or contributed to by the Company or any Subsidiary for the employees or former employees of the Company or any Subsidiary. The Company has previously made available and will continue to make available to Zions Bancorp for its continuing review until the Effective Date true, complete, and accurate copies of all plans and arrangements listed on
Schedule 6.29, together with (i) the most recent actuarial and financial report prepared with respect to any such plans which constitute "qualified plans" under section 401(a) of the Code, and (ii) the most recent annual reports, if any, filed with any government agency and all IRS rulings and determination letters and any open requests for such rulings and letters that pertain to any such plan.

          (b) Except for liabilities to the Pension Benefit Guaranty Corporation ("PBGC") pursuant to section 4007 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all of which have been fully paid, and except for liabilities to the IRS under section 4971 of the Code, all of which have been fully paid, neither the Company nor any Subsidiary has any liability with respect to any pension plan qualified under section 401 of the Code. Neither the Company nor any Subsidiary sponsors or maintains any defined benefit plan and has never sponsored or maintained any defined benefit plan.

          (c) All "employee benefit plans," as defined in section 3(3) of ERISA, that cover one or more employees employed by the Company or any Subsidiary (each individually a "Plan" and collectively the "Plans"), comply in all material respects with ERISA and, where applicable for tax-qualified or tax-favored treatment, with the Code. As of September 30, 1996, neither the Company nor any Subsidiary had any material liability under any Plan which is not reflected on the Company Financial Statements as of such date (other than such normally unrecorded liabilities under the Plans for sick leave, holiday, education, bonus, vacation, incentive compensation, and anniversary awards, provided that such liabilities are not in any event material). None of the Plans, the Company, the Subsidiaries, nor any trustee or administrator of the Plans has ever engaged in a "prohibited transaction" with respect to the Plans within the meaning of section 406 of ERISA or, where applicable, section 4975 of the Code for which no exemption is applicable, nor have there been any "reportable events" within section 4043 of ERISA for which the thirty-day notice therefor has not been waived. Neither the Company nor any Subsidiary has incurred any liability under section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan.

          (d) No action, claim, or demand of any kind has been brought or threatened by any potential claimant or representative of such a claimant under any plan, contract, or arrangement referred to in Subsection (a) of this section, where the Company or any of the Subsidiaries may be either (i) liable directly on such action, claim, or demand; or (ii) obligated to indemnify any person, group of persons, or entity with respect to such action, claim, or demand which is not fully covered by insurance maintained with reputable, responsible financial insurers or by a self-insured plan.

     6.30. Employee Relations. As of the date hereof, each of the Company and each of the Subsidiaries is, to the best of the knowledge of the Company, in compliance in all material respects with all federal and state laws, regulations, and orders respecting employment and employment practices (including Title VII of the Civil Rights Act of 1964), terms and conditions of employment, and wages and hours; and neither the Company nor any Subsidiary is engaged in any unfair labor practice. As of the date hereof, except as set forth on Schedule 6.30 hereof, no dispute exists between the Company or any Subsidiary and any of its employee groups regarding any employee organization, wages, hours, or conditions of employment which would materially interfere with the business or operations of the Company or any Subsidiary.

     6.31. Fiduciary Activities. Each Subsidiary Institution is duly qualified and registered and in good standing in accordance with the laws of each jurisdiction in which it is required to so qualify or register as a result of or in connection with its fiduciary or custodial activities as conducted as of the date hereof. Each Subsidiary Institution is duly registered under and in compliance with all requirements of the federal Investment Advisers Act of 1940 as amended, or is exempt from registration thereunder and from compliance with the requirements thereof. Since January 1, 1993, each of the Subsidiary Institutions has conducted, and currently is conducting, all fiduciary and custodial activities in all material respects in accordance with all applicable law.

     6.32. Environmental Liability.

          (a) Except as set forth on Schedule 6.32 hereof, neither the Company nor any of the Subsidiaries is in material violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment ("Environmental Laws").

          (b) Except as set forth on Schedule 6.32 hereof, neither the Company, any of the Subsidiaries nor, to the best of the knowledge of the Company, any borrower of the Company or of the Subsidiary Institutions has received notice that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, nor has the Company or any of the Subsidiaries or, to the best of the knowledge of the Company, any borrower of the Company or of the Subsidiary Institutions received any notification that any hazardous waste, as defined by 42 U.S.C. ss. 6903(5), any hazardous substances, as defined by 42 U.S.C. ss. 9601(14), any "pollutant or contaminant," as defined by 42 U.S.C. ss. 9601(33), or any toxic substance, hazardous materials, oil, or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") that it has disposed of has been found at any site at which a federal or state agency is conducting a remedial investigation or other action pursuant to any Environmental Law.

          (c) No portion of any real property at any time owned or leased by the Company or any of the Subsidiaries (collectively, the "Company Real Estate") has been used by the Company or any Subsidiary for the handling, processing, storage or disposal of Hazardous Substances in a manner which violates any Environmental Laws and, to the best of the knowledge of the Company, no underground tank or other underground storage receptacle for Hazardous Substances is located on any of the Company Real Estate. In the course of its activities, neither the Company nor any of the Subsidiaries has generated and is not generating any hazardous waste on any of the Company Real Estate in a manner which violates any Environmental Laws. There has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping (collectively, a "Release") of Hazardous Substances by the Company or any of the Subsidiaries on, upon, or into any of the Company Real Estate. In addition, to the best of the knowledge of the Company, except as set forth on Schedule 6.32 hereof, there have been no such Releases on, upon, or into any real property in the vicinity of any of the Company Real Estate that, through soil or groundwater contamination, may be located on any of such Company Real Estate.

          (d) With respect to any real property at any time held as collateral for any outstanding loan by the Company or any of the Subsidiary Institutions (collectively, the "Collateral Real Estate"), except as set forth on Schedule
6.32 hereof, neither the Company nor any of the Subsidiary Institutions has since January 1, 1987 received notice from any borrower thereof or third party, and has no knowledge, that such borrower has generated or is generating any hazardous waste on any of the Collateral Real Estate in a manner which violates any Environmental Laws or that there has been any Release of Hazardous Substances by such borrower on, upon, or into any of the Collateral Real Estate, or that there has been any Release on, upon, or into any real property in the vicinity of any of the Collateral Real Estate that, through soil or groundwater contamination, may be located on any of such Collateral Real Estate.

          (e) As used in this Section 6.32, each of the terms "Company," "Subsidiary Institution," and "Subsidiary" includes the applicable entity and any partnership or joint venture in which it has an interest.

     6.33. Intangible Property. To the best of the knowledge of the Company, each of the Company and the Subsidiary Institutions owns or possesses the right, free of the claims of any third party, to use all material trademarks, service marks, trade names, copyrights, patents, and licenses currently used by it in the conduct of its business. To the best of the knowledge of the Company, no material product or service offered and no material trademark, service mark, or similar right used by the Company or the Subsidiary Institutions infringes any rights of any other person, and, as of the date hereof, neither the Company nor any of the Subsidiaries has received any written or oral notice of any claim of such infringement.

     6.34. Real and Personal Property. Except for property and assets disposed of in the ordinary course of business, and except for the TFG Common Stock, each of the Company and each of the Subsidiaries possesses good and marketable title to and owns, free and clear of any mortgage, pledge, lien, charge, or other encumbrance or other third party interest of any nature whatsoever which would materially interfere with the business or operations of either of the Company or any of the Subsidiaries, its real and personal property and other assets, including without limitation those properties and assets reflected in the Company Financial Statements as of September 30, 1996, or acquired by the Company or a Subsidiary subsequent to the date thereof. The leases pursuant to which the Company and the Subsidiaries lease real or personal property are valid and effective in accordance with their respective terms; and there is not, under any such lease, any material existing default or any event which, with the giving of notice or lapse of time or otherwise, would constitute a material default. The real and personal property leased by either the Company or any of the Subsidiaries is free from any adverse claim which would materially interfere with its business or operation taken as a whole. The material properties and equipment owned or leased by the Company and the Subsidiaries are in normal operating condition, free from any known defects, except such minor defects as do not materially interfere with the continued use thereof in the conduct of its normal operations.

     6.35. Loans, Leases, and Discounts.

          (a) To the best of the knowledge of the Company, each loan, lease, and discount reflected as an asset of the Company in the Company Financial Statements as of September 30, 1996, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms; and no loan, lease, or discount having an unpaid balance (principal and accrued interest) in excess of $50,000 is subject to any asserted defense, offset, or counterclaim known to the Company or any of the Subsidiary Institutions.

          (b) Except as set forth on Schedule 6.35 hereof, neither the Company nor any of the Subsidiaries holds any loans or loan-participation interests purchased from, or participates in any loans originated by, Rocky Mountain Equity and Mortgage Company or any other person other than the Company or a Subsidiary.

     6.36. Material Contracts. Neither the Company nor any of the Subsidiaries nor any of the assets, businesses, or operations of any of them is as of the date hereof a party to, or is bound or affected by, or receives benefits under any material agreement, arrangement, or commitment not cancelable by it without penalty, other than (a) the agreements set forth on Schedule 6.36 hereof, and
(b) agreements, arrangements, or commitments entered into in the ordinary course of its business consistent with past practice, or, if there has been no past practice, consistent with prudent banking practices.

     6.37. Employment and Severance Arrangements. Schedule 6.37 hereof sets forth

          (a) all employment contracts granted by the Company or any of the Subsidiaries to any of its officers, directors, consultants, or other management officials and any officer, director, consultant, or management official of any affiliate providing for increased or accelerated compensation in the event of a change of control with respect to the Company or any Subsidiary or any other event affecting the ownership, control, or management of the Company or any Subsidiary; and

          (b) all employment and severance contracts, agreements, and arrangements between the Company or any of the Subsidiaries and any officer, director, consultant, or other management official of any of them.

     6.38. Material Contract Defaults. All contracts, agreements, leases, mortgages, or commitments referred to in Section 6.12(c) hereof are valid and in full force and effect on the date hereof. As of the date of this Agreement and, if the Laredo Loan Agreement is no longer outstanding at the Effective Date or, if it be outstanding, if the conditions described in the first sentence of
Section 4.13 shall have been satisfied on or before the Effective Date, as of the Effective Date, neither the Company nor any of the Subsidiaries is or will be in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its assets, business, or operations may be bound or affected or under which it or its assets, business, or operations receive benefits; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

     6.39. Capital Expenditures. Except as set forth on Schedule 6.39 hereof, neither the Company nor any of the Subsidiaries has any outstanding commitments in the nature of capital expenditures which in the aggregate exceed $25,000.

     6.40. Repurchase Agreements. With respect to all agreements pursuant to which the Company or any of the Subsidiary

Institutions has purchased securities subject to an agreement to resell, it has a valid, perfected first lien or security interest in the securities securing the agreement, and the value of the collateral securing each such agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

     6.41. Domestic Building and Loan Association; Thrift Asset Test and Qualified Thrift Lender. Centennial qualifies as a domestic building and loan association under section 7701(a)(19) of the Code and as a qualified thrift lender under section 10 of the HOLA.

     6.42. Internal Controls. Each of the Company and each of the Subsidiary Institutions maintains internal controls to provide reasonable assurance to its board of directors and officers that its assets are safeguarded, its records and reports are prepared in compliance with all applicable legal and accounting requirements and with its internal policies and practices, and applicable federal, state, and local laws and regulations are complied with. These controls extend to the preparation of its financial statements to provide reasonable assurance that the statements are presented fairly in conformity with generally accepted accounting principles or, in the case of a Subsidiary Institution and to the extent different from generally accepted accounting principles, accounting principles mandated by the federal banking regulatory agency with principal jurisdiction over that Subsidiary Institution. The controls contain self-monitoring mechanisms, and appropriate actions are taken on significant deficiencies as they are identified.

     6.43. Dividends. Neither the Company nor any of the Subsidiaries has paid any dividend to its shareholders which caused its regulatory capital to be less than the amount then required by applicable law, or which exceeded any other limitation on the payment of dividends imposed by law, agreement, or regulatory policy.

     6.44. Brokers and Advisers. Except as set forth on Schedule 6.44 hereof,
(a) there are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of the Company or any of the Subsidiaries in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of the Company or any of the Subsidiaries, and (b) neither the Company nor any of the Subsidiaries has entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement.

     6.45. Interest Rate Risk Management Instruments.

          (a) Schedule 6.45 contains a true, correct, and complete list of all interest-rate swaps, caps, floors, and options agreements and other interest-rate risk management arrangements to which the Company or any of the Subsidiary Institutions is a party or by which any of its properties or assets may be bound.

          (b) All interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements to which the Company or any of the Subsidiary Institutions is a party or by which any of its properties or assets may be bound were entered into in the ordinary course of its business and, to the best of its knowledge, in accordance with prudent banking practice and applicable rules, regulations, and regulatory policies and with counterparties believed to be financially responsible at the time and are legal, valid, and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. The Company and each of the Subsidiary Institutions have duly performed in all material respects of all of their respective obligations thereunder to the extent that such obligations to perform have accrued; and to the best of the knowledge of the Company, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     6.46. Disclosure. No representation or warranty hereunder and no certificate, statement, or other document delivered by the Company hereunder or in connection with this Agreement or any of the transactions contemplated thereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company which reasonably might materially adversely affect the business, assets, liabilities, financial condition, results of operations, or prospects of the Company or any of the Subsidiary Institutions which has not been disclosed in the Company Financial Statements or a certificate delivered to Zions Bancorp by the Company. Copies of all documents referred to in this Agreement, unless prepared solely by Zions Bancorp or solely by Zions Bancorp and third parties hereto, are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.

     6.47. Regulatory and Other Approvals. As of the date hereof, except as set forth on Schedule 6.47 hereof, the Company is not aware of any reason why all material consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, as shall be necessary for (a) consummation of the transactions contemplated by this Agreement, and (b) the continuation after the Effective Date of the business of the Company and the Subsidiary Institutions as such business is carried on immediately prior to the Effective Date, free of any conditions or requirements which, in the reasonable opinion of the Company, could have a material adverse effect upon the business, operations, activities, earnings, or prospects of the Company. As of the date hereof, the Company is not aware of any reason why all material consents and approvals shall not be procured from all other persons and entities whose consent or approval shall be necessary for (y) consummation of the transactions contemplated by this Agreement, or (z) the continuation after the Effective Date of the business of the Company and the Subsidiary Institutions as such business is carried on immediately prior to the Effective Date.

7.   Covenants of the Company.

     The Company hereby covenants and agrees as follows:

     7.1. Rights of Access. In addition and not in limitation of any other rights of access provided to Zions Bancorp herein, until the Effective Date the Company will give to Zions Bancorp and to their representatives, including their certified public accountants, KPMG Peat Marwick, full access during normal business hours to all of the property, documents, contracts, books, and records of the Company and the Subsidiaries, and such information with respect to their business affairs and properties as Zions Bancorp from time to time may reasonably request; provided that copies of documents may be redacted to remove material whose disclosure is, in the judgment of independent counsel to the company, inconsistent with the fiduciary obligations of the directors of the Company.

     7.2. Corporate Records, Contracts, etc.

          (a) The Company will make available to Zions Bancorp copies of the articles of incorporation and bylaws of the Company and the Subsidiaries, and will make available minute books of the Company and the Subsidiaries, all of which shall be certified to be complete and true copies.

          (b) The Company will make available copies of all contracts or agreements involving amounts in excess of $25,000 to which the Company or any of the Subsidiaries is a party, including but not limited to data processing contracts, service contracts, contracts to purchase or lease real property or equipment, guaranties, employment contracts, and insurance contracts pertaining to fire, accident, indemnity, fidelity, health, life, hospitalization, or other employee benefits.

          (c) The Company will furnish to Zions Bancorp the following information with respect to properties owned by the Company and the Subsidiary
Institutions: (i) a brief description and location of each parcel of real property owned by the Company or any of the Subsidiary Institutions, (ii) a brief description of real property covered by lease or other rental arrangements to which the Company or any of the Subsidiary Institutions is a party, including a copy of the relevant leases; and (iii) a brief description of personal property with a value in excess of $25,000 covered by lease or other rental arrangements to which the Company or any of the Subsidiary Institutions is a party, including a copy of the relevant leases.

     7.3. Securities Filings; Monthly and Quarterly Financial Statements; Minutes of Meetings and Other Materials.

          (a) From the date hereof to the Effective Date, the Company shall, contemporaneously with the making of any filing with the SEC pursuant to sections 13, 14, or 16 of the Exchange Act, deliver a copy of such filing to Zions Bancorp.

          (b) The Company will continue and will cause each of the Subsidiary Institutions to continue to prepare all of the monthly and quarterly financial statements and financial reports to regulatory authorities for the months and quarterly periods ending between October 1, 1996 and the Effective Date which it customarily prepared during the period between January 1, 1994 and September 30, 1996 and shall promptly provide Zions Bancorp with copies of all such financial statements and reports. Such financial statements and reports shall be verified by the chief financial officer of the reporting entity. All of such financial statements and reports, including the related notes, schedules, and memorandum items, will have been prepared in accordance with generally accepted accounting principles applied in all material respects (except that Consolidated Reports of Condition and Consolidated Reports of Income required to be filed by the Subsidiary Institutions under federal law may be prepared in accordance with the official instructions applicable thereto at the time of filing).

          (c) The Company shall promptly provide Zions Bancorp with (i) copies of all of its and each of the Subsidiaries' periodic reports to directors and to shareholders, whether or not such reports were prepared or distributed in connection with a meeting of the board of directors or a meeting of the shareholders, prepared or distributed between the date of this Agreement and the Effective Date, and (ii) complete copies of all minutes of meetings of its and each of the Subsidiaries' board of directors and shareholders which meetings take place between the date of this Agreement and the Effective Date, certified by the secretary or cashier or an assistant secretary or assistant cashier of the Company or the applicable Subsidiary, as the case may be; provided that the copies so provided may be redacted to remove material whose disclosure is, in the judgment of independent counsel to the company, inconsistent with the fiduciary obligations of the directors of the Company.

     7.4. Extraordinary Transactions. Without the prior written consent of Zions Bancorp, the Company will not, and will insure that none of the Subsidiaries shall, on or after the date of this Agreement: (a) declare or pay any cash dividends or property dividends with respect to any class of its capital stock, with the exception of customary periodic cash dividends paid by the Company or a Subsidiary to holders of its common stock at such intervals and in such amounts as are in every case consistent with the amounts and intervals characteristic of that payer, and with the further exceptions of a one-time cash dividend from Valley to Val Cor not in excess of $1 million (provided that such one-time dividend does not cause the regulatory capital of Valley to be less than the amount then required by applicable law, or to exceed any other limitation on the payment of dividends imposed by law, agreement, or regulatory policy) and, if that one-time dividend is paid, a one-time cash dividend from Val Cor to the Company not in excess of $1 million; (b) declare or distribute any stock dividend, authorize a stock split, or authorize, issue or make any distribution of its capital stock or any other securities (except for issuances of Company Common Stock upon exercise of stock options outstanding on the date of this Agreement or issued subsequent to the date of this Agreement consistently with the next parenthetical phrase of this sentence), or grant any options to acquire such additional securities (except pursuant to stock option plans in existence on the date of this Agreement and in amounts and on terms which are in every case consistent with past practice of the Company and which, in any event, will not cover more than 26,000 shares of Company Common Stock); (c) merge into, consolidate with, or sell its assets to any other corporation or person, or enter into any other transaction or agree to effect any other transaction not in the ordinary course of its business except as explicitly contemplated herein, or engage in any discussions concerning such a possible transaction except as explicitly contemplated herein; (d) convert the charter or form of entity of any of the Subsidiary Institutions from that in existence on the date of this Agreement to any other charter or form of entity; (e) make any direct or indirect redemption, purchase, or other acquisition of any of its capital stock;
(f) except in the ordinary course of its business or to accomplish the transactions contemplated by this Agreement, incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction, it being agreed that for purposes of this section 7.4 repayments by the Company of principal amounts of bank debt outstanding shall be considered in the ordinary course of the business of the Company so long as such repayments do not significantly adversely affect the liquidity or interest-rate sensitivity of the Company; (g) other than in the ordinary course of business, subject any of its properties or assets to any lien, claim, charge, option, or encumbrance; (h) except for increases in the ordinary course of business in accordance with past practices, which together with all other compensation rate increases do not exceed 4.5 percent per annum of the aggregate payroll as of October 1, 1996, increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee; (i) create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit;
(j) enter into any employment or personal services contract with any person or firm, including without limitation any contract, agreement, or arrangement described in Section 6.37(a) hereof, except directly to facilitate the transactions contemplated by this Agreement; (k) purchase any loans or loan-participation interests from, or participate in any loans originated by, Rocky Mountain Equity and Mortgage Company or any other person other than the Company or a Subsidiary; nor (l) permit Eagle to engage in any business activity.

     7.5. Preservation of Business. The Company will and will cause each of the Subsidiary Institutions to (a) carry on its business and manage its assets and properties diligently and substantially in the same manner as heretofore; (b) maintain the ratio of its loans to its deposits at approximately the same level as existed at September 30, 1996, as adjusted to allow for seasonal fluctuations of loans and deposits of a kind and amount experienced traditionally by it; (c) manage its investment portfolio in substantially the same manner and pursuant to substantially the same investment policies as in 1994 and 1995 and the first nine months of 1996, and will take no action to change the percentage which its investment portfolio bears to its total assets, or to lengthen the average maturity of its investment portfolio, or of any significant category thereof, to any material extent; (d) continue in effect its present insurance coverage on all properties, assets, business, and personnel; (e) use its best efforts to preserve its business organization intact; except as otherwise consented to by Zions Bancorp, to keep available its present employees; and to preserve its present relationships with customers and others having business dealings with it; (f) not do anything and not fail to do anything which will cause a breach of or default in any contract, agreement, commitment, or obligation to which it is a party or by which it may be bound; (g) not amend its articles of incorporation or bylaws; (h) not grant or expand any shareholders' rights to dissent from any merger; (i) ensure that the Company Common Stock continues to be listed on the National Market System of the National Association of Securities Dealers' Automated Quotation System (or else shall become listed on a national securities exchange); and (j) continue to observe and cause Pitkin to continue to observe the corporate and other requirements necessary to establish TFG as a separate legal entity with respect to all persons who deal with the Company, Pitkin, and TFG.

     7.6 Comfort Letter. At the time of the effectiveness of the Registration Statement, but prior to the mailing of the proxy materials, and at the Effective Date, the Company shall furnish Zions Bancorp with a letter from Dalby, Wendland & Co., P.C., in form and substance acceptable to Zions Bancorp, stating that (a) they are independent accountants with respect to the Company within the meaning of the 1933 Act and the published rules and regulations thereunder, (b) in their opinion the consolidated financial statements of the Company included in the Registration Statement and examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder, and (c) a reading of the Company's audited consolidated financial statements and the latest available unaudited consolidated financial statements of the Company and unaudited financial statements of the Subsidiaries and inquiries of certain officials of the Company and the Subsidiaries responsible for financial and accounting matters as to transactions and events since the date of the most recent consolidated statement of condition included in their most recent audit report with respect to the Company did not cause them to believe that (i) the Company's audited consolidated financial statements and such latest available unaudited consolidated financial statements are not stated on a basis consistent with that followed in the Company's audited consolidated financial statements; or (ii) except as disclosed in the letter, at a specified date not more than five business days prior to the date of such letter, there was any change in the Company's capital stock or any change in consolidated long-term debt or any decrease in the consolidated net assets of the Company as compared with the respective amounts shown in the most recent Company audited consolidated financial statements. The letter shall also cover such other matters pertaining to the Company's and the Subsidiary Institutions's financial data and statistical information included in the Registration Statement as may reasonably be requested by Zions Bancorp.

     7.7 Affiliates' Agreements. The Company will furnish to Zions Bancorp a list of all persons known to the Company who at the date of the Company's special meeting of shareholders to vote upon the transactions contemplated by this Agreement may be deemed to be "affiliates" of the Company within the meaning of Rule 145 under the 1933 Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment. The Company will use its best efforts to cause each such "affiliate" of the Company to deliver to Zions Bancorp not later than thirty days prior to the Effective Date a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of (a) the shares of Company Common Stock beneficially owned by such person, or the shares of Zions Bancorp Stock to be received by such person in the Merger (the "Company Merger Shares") or any other shares of Zions Bancorp

Stock held by such person during the period commencing thirty days prior to the Effective Date and ending at such time as financial results covering at least thirty days of post-Merger combined operations have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies or (b) the Company Merger Shares except in compliance with the applicable provisions of the 1933 Act and the rules and regulations thereunder.

     7.8 Inconsistent Activities. Unless and until the Merger has been consummated or this Agreement has been terminated in accordance with its terms, the Company will not and will not permit any of the Subsidiaries to (a) solicit or encourage, directly or indirectly, any inquiries or proposals to acquire more than 1 percent of the Company Common Stock or any capital stock of any of the Subsidiaries or any significant portion of its or such Subsidiary's assets (whether by tender offer, merger, purchase of assets or other transactions of any type); (b) afford any third party which may be considering any such transaction access to its or any Subsidiary's properties, books or records except as required by mandatory provisions of law; (c) enter into any discussions or negotiations for, or enter into any agreement or understanding which provides for, any such transaction, or (d) authorize or permit any of its directors, officers, employees or agents to do or permit any of the foregoing. If the Company becomes aware of any offer or proposed offer to acquire any shares of its capital stock or any significant portion of its assets (regardless of the form of the proposed transaction) or of any other matter which could adversely affect this Agreement or the Merger, the Company shall immediately give notice thereof to Zions Bancorp.

     7.9 Certain Compliance Matters. The Company promptly will and will cause Centennial promptly to:

          (a) comply with the federal laws, rules and regulations set forth in
Schedule 7.9 hereof; and

          (b) conform the accounts of Centennial with generally accepted accounting principles by means of the accounting adjustments summarized in
Schedule 7.9 hereof.

     7.10 Certain Accruals. As of or before the close of business on the last day of the calendar month preceding the Effective Date, the Company shall have accrued the following items of expense or income, net of applicable tax benefit or expense:

          (a) the one-time special assessment to fulfill Centennial's obligation to recapitalize SAIF as provided in section 2702 of the Economic Growth and Regulatory Paperwork Reduction Act of 1996, enacted as title II of H.R. 3610 on September 30, 1996;

          (b) the cost of the professional services incurred in connection with the review, report and recommendations of KPMG Peat Marwick in connection with its October-November 1996 review of the operations of Centennial and the matters referred to in section 7.9;

          (c) the expense or income accompanying the restatement of accounts of the Company and the Subsidiaries pursuant to section 7.9 to conform their carrying values to generally accepted accounting principles, and the conforming of the reserve for loan and lease losses to the requirements of generally accepted accounting principles; and

          (d) the expense, through the Effective Date, of the attorneys, accountants, investment bankers, consultants, brokers and finders, and other third parties who will have rendered services to the Company or any Subsidiary through the Effective Date.

8.   Representations and Warranties of Zions Bancorp.

     Zions Bancorp represents and warrants to the Company as follows:

     8.1. Organization, Powers, and Qualification. It is a corporation which is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. It owns or possesses in the operation of its business all franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted, except for those where the failure of such ownership or possession would not adversely affect its operation and properties in any material respect. It is duly qualified and licensed to do business and is in good standing in every jurisdiction in which such qualification or license is required or with respect to which the failure to be so qualified or licensed could result in material liability or adversely affect its operation and properties in any material respect.

     8.2. Execution and Performance of Agreement. It has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective terms.

     8.3. Binding Obligations; Due Authorization. This Agreement constitutes its valid, legal, and binding obligations enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar law, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by its board of directors. No other corporate proceedings on its part are necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby.

     8.4. Absence of Default. None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under its organizational documents or bylaws. None of such execution, consummation, or fulfillment will (a) conflict with, or result in a material breach of the terms, conditions, or provisions of, or constitute a material violation, conflict, or default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any of its property or assets pursuant to any material agreement or instrument under which it is obligated or by which any of its properties or assets may be bound, including without limitation any material lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement or other commitment or arrangement of it in respect of which it is an obligor, or (b) if the Merger is approved by the Board of Governors under the BHC Act, and if the transactions contemplated by this Agreement are approved by the Commissioner and the Division, violate any law, statute, rule, or regulation of any government or agency to which it is subject and which is material to its operations, or (c) violate any judgment, order, writ, injunction, decree, or ruling to which it or any of its properties or assets is subject or bound. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will require any authorization, consent, approval, or exemption by any person which has not been obtained, or any notice or filing which has not been given or done, other than approval of or waiver of jurisdiction over the transactions contemplated by this Agreement by the Board of Governors, the Commissioner, and the Division.

     8.5. Brokers and Advisers.

          (a) There are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of its in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of it.

          (b) It has not entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement.

     8.6. Books and Records. Its books and records fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. It follows generally accepted accounting principles applied on a consistent basis in the preparation and maintenance of its books of account and financial statements, including but not limited to the application of the accrual method of accounting for interest income on loans, leases, discounts, and investments, interest expense on deposits and all other liabilities, and all other items of income and expense. It has made all accruals in amounts which accurately report income and expense in the proper periods in accordance with generally accepted accounting principles. It has filed all material reports and returns required by any law or regulation to be filed by it.

     8.7. Financial Statements. Zions Bancorp has furnished to the Company its consolidated statement of condition as of each of December 31, 1993, December 31, 1994, December 31, 1995, and September 30, 1996, and its related consolidated statement of income, consolidated statement of changes in financial position, and consolidated statement of changes in stockholders' equity for each of the periods then ended, and the notes thereto (collectively, the "Zions Bancorp Financial Statements"). All of the Zions Bancorp Financial Statements, including the related notes, (a) were prepared in accordance with generally accepted accounting principles applied in all material respects, and (b) are in accordance with the books and records of Zions Bancorp which have been maintained in accordance with generally accepted accounting principles, and (c) fairly reflect the consolidated financial position of Zions Bancorp as of such dates, and the consolidated results of operations of Zions Bancorp for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items, and (d) reflect, in accordance with generally accepted accounting principles applied in all material respects, adequate provision for, or reserves against, the possible loan losses of Zions Bancorp as of such dates.

     8.8. Absence of Certain Developments. Since September 30, 1996, there has been (a) no material adverse change in the condition, financial or otherwise, assets, properties, liabilities, or businesses of Zions Bancorp, and (b) no material deterioration in the quality of the loan portfolio of Zions Bancorp or of any major component thereof, and no material increase in the level of nonperforming assets or nonaccrual loans at Zions Bancorp or in the level of its provision for credit losses or its reserve for possible credit losses.

     8.9. Disclosure. No representation or warranty hereunder and no certificate, statement, or other document delivered by it hereunder or in connection with this Agreement or any of the transactions contemplated thereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There is no fact known to it which might materially adversely affect its business, assets, liabilities, financial condition, results of operations, or prospects which has not been disclosed in the Zions Bancorp Financial Statements or a certificate delivered by it to the Company. Copies of all documents referred to in this Agreement, unless prepared solely by the Company or solely by the Company and third parties hereto, are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.

9.   Closing.

     9.1. Place and Time of Closing. Closing shall take place at the offices of Zions Bancorp, 1380 Kennecott Building, Salt Lake City, Utah, or such other place as the parties choose, commencing at 10:00 a.m., local time, on the Effective Date, provided that all conditions precedent to the obligations of the parties hereto to close have then been met or waived.

     9.2. Events To Take Place at Closing. At the Closing, the following actions will be taken:

          (a) Such certificates and other documents as are required by this Agreement to be executed and delivered on or prior to the Effective Date and have not been so executed and delivered, and such other certificates and documents as are mutually deemed by Zions Bancorp and the Company to be otherwise desirable for the effectuation of the Closing, will be so executed and delivered; and then

          (b) The Merger and the issuance of shares incident thereto shall be effected; provided, however, that the administrative and ministerial aspects of the issuance of shares incident to the Merger will be settled as soon thereafter as shall be reasonable under the circumstances.

10.  Termination, Damages for Breach, Waiver, and Amendment.

     10.1. Termination by Reason of Lapse of Time. This Agreement may be terminated by either party on or after September 30, 1997, by instrument duly authorized and executed and delivered to the other party, unless the Effective Date shall have occurred on or before such date.

     10.2. Grounds for Termination. This Agreement may be terminated by written notice of termination at any time before the Effective Date (whether before or after action by shareholders of the Company):

          (a) by mutual consent of the parties hereto;

          (b) by Zions Bancorp, upon written notice to the Company given at any time (i) if any of the representations and warranties of the Company contained in Section 6 hereof was materially incorrect when made, or (ii) in the event of a material breach or material failure by the Company of any covenant or agreement of the Company contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to the Company;

          (c) by the Company, upon written notice to Zions Bancorp given at any time (i) if any of the representations and warranties of Zions Bancorp contained in Section 8 hereof was materially incorrect when made, or (ii) in the event of a material breach or material failure by Zions Bancorp of any covenant or agreement of Zions Bancorp contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to Zions Bancorp;

          (d) by the board of directors of Zions Bancorp, upon written notice given to the Company, provided that Zions Bancorp shall not previously have entered into a definitive agreement providing for a change in control (which for purposes of this section means a sale of more than 50 percent of the voting stock of Zions Bancorp to an unaffiliated person, or a sale of more than 50 percent of the voting stock of Zions Bank to an unaffiliated person, or a merger or consolidation or a sale of all or substantially all of the assets of Zions Bancorp or Zions Bank with or to an unaffiliated person in a transaction in which individuals who constitute the board of directors of Zions Bancorp or Zions Bank, as the case may be, prior to the transaction cease to constitute at least a majority thereof following the transaction), if (i) the average (rounded to the nearest penny) of each Daily Sales Price over the Pricing Period is more than $93.00, and (ii) the percentage increase in the Daily Sales Price between November 19, 1996 and the Pricing Period (using the average over such Pricing Period) is more than fifteen percentage points more than the percentage increase in the KBW Index between November 19, 1996 and the Pricing Period (using the average over such Pricing Period), and (iii) Zions Bancorp shall have provided to the Company before the close of business on the fourth trading day preceding the Effective Date a written notice styled "Notice of Intent To Terminate Based Upon Index Differential," and (iv) the Company shall not thereafter have provided written notice to Zions Bancorp, before the close of business on the third trading day preceding the Effective Date, that the Company desires to exercise the Company Election;

          (e) by the board of directors of the Company, upon written notice given to Zions Bancorp, if (i) the average (rounded to the nearest penny) of each Daily Sales Price over the Pricing Period is less than $83.00, and (ii) the percentage decrease in the Daily Sales Price between November 19, 1996 and the Pricing Period (using the average over such Pricing Period) is more than fifteen percentage points more than the percentage decrease in the KBW Index between November 19, 1996 and the Pricing Period (using the average over such Pricing Period), and (iii) the Company shall have provided to Zions Bancorp before the close of business on the fourth trading day preceding the Effective Date a written notice styled "Notice of Intent To Terminate Based Upon Index Differential," and (iv) Zions Bancorp shall not thereafter have provided written notice to the Company, before the close of business on the third trading day preceding the Effective Date, that Zions Bancorp desires to exercise the Zions Election; or

          (f) by either Zions Bancorp or the Company upon written notice given to the other if the board of directors of either Zions Bancorp or the Company shall have determined in its sole judgment made in good faith, after due consideration and consultation with counsel, that the Merger has become inadvisable or impracticable by reason of the institution of litigation by the federal government or the government of any of the States of Colorado, New Mexico, or Utah to restrain or invalidate the transactions contemplated by this Agreement.

     10.3. Effect of Termination. In the event of the termination and abandonment hereof pursuant to the provisions of Section 10.1 or Section 10.2, this Agreement shall become void and have no force or effect, without any liability on the part of Zions Bancorp, the Company, or their respective directors or officers or shareholders in respect of this Agreement. Notwithstanding the foregoing, (a) as provided in Section 11.4 of this Agreement, the confidentiality agreement contained in that section shall survive such termination, and (b) if such termination is a result of any of the representations and warranties of a party being materially incorrect when made or a result of the material breach or material failure by a party of a covenant or agreement hereunder, such party whose representations and warranties were materially incorrect or who materially breached or failed to perform its covenant or agreement shall be liable to the other party or parties hereto solely to the extent of the actual, reasonable out-of-pocket expenses, not to exceed $250,000, incurred by the other party in connection with the negotiation and preparation of this Agreement and the carrying out of the transactions contemplated hereby.

     10.4. Waiver of Terms or Conditions. Any of the terms or conditions of this Agreement may be waived at any time prior to the Effective Date by the party which is, or whose shareholders are, entitled to the benefit thereof, by action taken by the board of directors of such party, or by its chairman, or by its president; provided that such waiver shall be in writing and shall be taken only if, in the judgment of the board of directors or officer taking such action, such waiver will not have a materially adverse effect on the benefits intended hereunder to the shareholders of its or his corporation; and the other parties hereto may rely on the delivery of such a waiver as conclusive evidence of such judgment and the validity of the waiver.

     10.5. Amendment.

          (a) Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the exhibits hereto may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto; provided, however, that this Agreement may not be amended after the action by shareholders of the Company in any respect that would prejudice the economic interests of such Company shareholders, or any of them, except as specifically provided herein or by like action of such shareholders.

          (b) If Zions Bancorp and the Company should mutually determine (following receipt of advice of legal or other counsel) that it has become inadvisable or inexpedient to effectuate the transactions contemplated by this Agreement through means of a sequence of mergers such as is contemplated herein, then the parties hereto agree to effect such change in the form of transaction as described especially in Sections 1.1 and 9.2 of this Agreement by written instrument in amendment of this Agreement.

11.  General Provisions.

     11.1. Allocation of Costs and Expenses. Except as provided in Section 10.3 and this Section, each party hereto shall pay its own fees and expenses, including without limitation the fees and expenses of its own counsel and its own accountants and tax advisers, incurred in connection with this Agreement and the transactions contemplated thereby. For purposes of this Section, (i) the cost of printing and delivering the proxy statement and other material to be transmitted to shareholders of the Company shall be deemed to be incurred on behalf of the Company, (ii) the cost of registering under federal and state securities laws the stock of Zions Bancorp to be received by the shareholders of the Company shall be deemed to be incurred on behalf of Zions Bancorp, and (iii) the costs referred to in Section 7.10 shall be deemed to be incurred on behalf of the Company.

     11.2. Mutual Cooperation. Subject to the terms and conditions herein provided, each party shall use its best efforts, and shall cooperate fully with the other party, in carrying out the provisions of this Agreement and in making all filings and obtaining all necessary governmental approvals, and shall execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and do or cause to be done all additional things necessary, proper, or advisable under applicable law to consummate and make effective the transactions contemplated hereby.

     11.3. Form of Public Disclosures. Zions Bancorp and the Company shall mutually agree in advance upon the form and substance of all public disclosures concerning this Agreement and the transactions contemplated hereby.

     11.4. Confidentiality. Zions Bancorp and the Company and their respective subsidiaries shall use all information that each obtains from the other pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement. Neither Zions Bancorp nor the Company nor their respective subsidiaries shall use any of such information for any other purpose, including, without limitation, the competitive detriment of the other party. Zions Bancorp and the Company shall maintain and shall cause its respective subsidiaries to maintain as strictly confidential all information it learns from the other and shall, at any time, upon the request of the other, return promptly to it all documentation provided by it or made available to third parties. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants. The confidentiality agreement contained in this Section 11.4 shall remain operative and in full force and effect, and shall survive the termination of this Agreement.

     11.5. Claims of Brokers.

          (a) The Company shall indemnify, defend, and hold Zions Bancorp harmless for, from, and against any claim, suit, liability, fees, or expenses (including, without limitation, attorneys' fees and costs of court) arising out of any claim for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of the Company or any of the Subsidiaries in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of the Company or any of the Subsidiaries with respect to Zions Bancorp.

          (b) Zions Bancorp shall indemnify, defend, and hold the Company harmless for, from, and against any claim, suit, liability, fees, or expenses (including, without limitation, attorneys' fees and costs of court) arising out of any claim for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of Zions Bancorp in connection with any of the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of Zions Bancorp with respect to the Company or any of the Subsidiaries.

     11.6. Information for Applications and Registration Statement.

          (a) Each party represents and warrants that all information concerning it which is included in any statement and application (including the Registration Statement) made to any governmental agency in connection with the transactions contemplated by this Agreement shall not, with respect to such party, omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The party so representing and warranting will indemnify, defend, and hold harmless the other, each of its directors and officers, each underwriter and each person, if any, who controls the other within the meaning of the Securities Act, for, from and against any and all losses, claims, suits, damages, expenses, or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act and the Exchange Act) and rules and regulations thereunder and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such application or statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the representing and warranting party expressly for use therein. Each party agrees at any time upon the request of the other to furnish to the other a written letter or statement confirming the accuracy of the information contained in any proxy statement, registration statement, report, or other application or statement, and confirming that the information contained in such document was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or draft or indicating the information not furnished expressly for use therein. The indemnity agreement contained in this Section 11.6(a) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other party, and shall survive the termination of this Agreement or the consummation of the transactions contemplated thereby.

          (b) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement contained in Section 11.6(a) of this Agreement is for any reason held by a court of competent jurisdiction to be unenforceable as to either or both parties, then the parties in such circumstances shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claims asserted) to which either party may be subject in such proportion as the court of law determines based on the relative fault of the parties.

     11.7. Standard of Materiality.

          (a) For purposes of Sections 4, 6, and 7 of this Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually and in the aggregate in excess of 3 percent of the shareholders' equity of the Company as of September 30, 1996, as determined in accordance with generally accepted accounting principles.

          (b) For purposes of Sections 5 and 8 of this Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually and in the aggregate in excess of 3 percent of the shareholders' equity of Zions Bancorp as of September 30, 1996, as determined in accordance with generally accepted accounting principles.

          (c) For other purposes and, notwithstanding subsections (a) and (b) of this section 11.7, when used anywhere in this Agreement with explicit reference to any of the federal securities laws or to the Registration Statement, the terms "material" and "materially" shall be construed and understood in accordance with standards of materiality as judicially determined under the federal securities laws.

     11.8. Covenants of Zions Bancorp.

          (a) From the date hereof to the Effective Date, Zions Bancorp shall, contemporaneously with the filing with the SEC of any periodic or current report pursuant to section 13 of the Exchange Act, deliver a copy of such report to the Company.

          (b) During the Pricing Period Zions Bancorp shall not repurchase Zions Bancorp Stock in the open market unless done both (i) in connection with, and consistently with established patterns of stock repurchases with regard to, a dividend reinvestment plan, employee stock savings plan, employee investment savings plan, 401(k) plan, or similar plan, and (ii) following the receipt of favorable advice from independent securities counsel for Zions
Bancorp.

          (c) Following the Effective Date Zions Bancorp will take no action, and will cause its subsidiaries to take no action, to abrogate or diminish any right accorded under the articles of incorporation or by-laws of the Company or any of the Subsidiary Institutions as they existed immediately prior to the Effective Date to any person who, on or prior to the Effective Date, was a director or officer of the Company or any of the Subsidiary Institutions to indemnification from or against losses, expenses, claims, demands, damages, liabilities, judgments, fines, penalties, costs, expenses (including without limitation reasonable attorneys fees) and amounts paid in settlement pertaining to or incurred in connection with any threatened or actual action, suit, claim, or proceeding (whether civil, criminal, administrative, arbitration, or investigative) arising out of events, matters, actions, or omissions occurring on or prior to the Effective Date. To the extent not provided by the foregoing, following the Effective Date and to the extent permitted by law, all rights to such indemnification accorded under the articles of incorporation and by-laws of the Company to any person who, on or prior to the Effective Date, was a director or officer of the Company shall survive the Effective Date and, following the Merger, to the extent permitted by law, Zions Bancorp will honor such obligations in accordance with their terms with respect to events, acts, or omissions occurring prior to the Effective Date.

     11.9. Adjustments for Certain Events. Anything in this agreement to the contrary notwithstanding, all prices per share and exchange ratios referred to in this Agreement shall be appropriately adjusted to account for stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, but not for normal and recurring cash dividends declared or paid in a manner consistent with the established practice of the payer.

     11.10. Stock Repurchases. The Company acknowledges that from time to time Zions Bancorp repurchases shares of its common stock in the open market in accordance with market conditions. Nothing in this Agreement shall be construed to abridge the right of Zions Bancorp to continue to do so in compliance with Exchange Act rules and regulations and pursuant to advice of independent securities counsel for Zions Bancorp.

     11.11. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

     11.12. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to their commitments to each other and their undertakings vis-a-vis each other on the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. Nothing in this Agreement express or implied is intended or shall be construed to confer upon or to give any person, other than Zions Bancorp and the Company and their respective shareholders, any rights or remedies under or by reason of this Agreement. Nothing in this Agreement express or implied is intended or shall be construed to make shareholders or former shareholders of the Company, in their capacities as shareholders or former shareholders, liable for any damages incurred by Zions Bancorp or any other person for whose benefit the Company has made or makes any representation, warranty, covenant, or agreement hereunder.

     11.13. Survival of Representations, Warranties, and Covenants. The respective representations, warranties, and covenants of each party to this Agreement are hereby declared by the other parties to have been relied on by such other parties and shall survive for one year following the Effective Date, provided that if either party should breach a representation, warranty, or covenant contained in this Agreement through fraud, deliberate misrepresentation, or other intentional tortious conduct, or through gross negligence, then the representation, warranty, or covenant so breached shall be deemed to have survived for six years following the Effective Date. Each party shall be deemed to have relied upon each and every representation and warranty of the other parties regardless of any investigation heretofore or hereafter made by or on behalf of such party.

     11.14. Officers' Certificates. Each certificate executed and delivered by an officer of a party pursuant to this Agreement shall be deemed to have been executed and delivered by such officer in his or her capacity as an officer of the party on whose behalf the certificate is executed and delivered, and not in his or her personal capacity, and such officer shall have no personal liability by reason of his or her execution or delivery of any such certificate in the absence of fraud, deliberate misrepresentation, other intentional tortious conduct, or gross negligence on the part of that officer.

     11.15. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

     11.16. Notices. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to Zions Bancorp:

     Zions Bancorporation
     1380 Kennecott Building
     Salt Lake City, Utah  84133

     Attention:  Mr. Harris H. Simmons
                 President and Chief Executive Officer

With a required copy to:

     Brian D. Alprin, Esq.
     Metzger, Hollis, Gordon & Alprin
     1275 K Street, N.W., Suite 1000
     Washington, D.C.  20005

If to the Company:

     Aspen Bancshares, Inc.
     534 East Hyman Avenue
     Aspen, Colorado  81611

     Attention:  Mr. Charles B. Israel
                 President and Chief Executive Officer

With a required copies to:

     Herbert H. Davis, III, Esq.
     Rothgerber, Appel, Powers & Johnson
     Suite 3000, One Tabor Center
     1200 Seventeenth Street
     Denver, Colorado  80202-5839

     Tennyson W. Grebenar, Esq.
     Rothgerber, Appel, Powers & Johnson
     Suite 3000, One Tabor Center
     1200 Seventeenth Street
     Denver, Colorado  80202-5839

     All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

     11.17. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah and Pitkin County, Colorado to be proper jurisdictions and venues for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in each of such venues for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Utah or Colorado. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

     11.18. Knowledge of a Party. References in this Agreement to the knowledge of a party shall mean the knowledge possessed by any of such parties or the present executive officers of such party including, without limitation, information which is or has been in the books and records of such party.

     11.19. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.

           [the remainder of this page is left blank intentionally]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       ZIONS BANCORPORATION



Attest: /s/ George B. Hofmann          By: /s/ Harris H. Simmons
        -------------------------          -------------------------------------
                                               Harris H. Simmons
                                                 President and
                                            Chief Executive Officer



                                       ASPEN BANCSHARES, INC.



Attest: /s/ Amy G. Beidleman           By:   /s/ Charles B. Israel
        -------------------------          -------------------------------------
                                                 Charles B. Israel
                                                   President and
                                              Chief Executive Officer

----------------------
                      )
State of Nevada       )
                      )  ss.
County of Clark       )
                      )
----------------------

     On this eighteenth day of November, 1996, before me personally appeared Harris H. Simmons, to me known to be the President and Chief Executive Officer of Zions Bancorporation, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

     In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.



                                           /s/ Carol Ann Voorhees
                                           -------------------------------------
                                                   Notary Public

----------------------
                      )
State of Colorado     )
                      )  ss.
County of Pitkin      )
                      )
----------------------


     On this nineteenth day of November, 1996, before me personally appeared Charles B. Israel, to me known to be the President and Chief Executive Officer of Aspen Bancshares, Inc., and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

     In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.



                                           /s/ Ronee J. Brackett
                                           -------------------------------------
                                                   Notary Public

     The undersigned members of the Board of Directors of Aspen Bancshares, Inc. (the "Company"), acknowledging that Zions Bancorporation ("Zions Bancorp") has relied upon the action heretofore taken by the board of directors in entering into the Agreement, and has required the same as a prerequisite to Zions Bancorp's execution of the Agreement, do individually and as a group agree, subject to their fiduciary duties to shareholders, to support the Agreement and to recommend its adoption by the other shareholders of the Company.

     The undersigned do hereby, individually and as a group, until the Effective Date or termination of the Agreement, further agree to refrain from soliciting or, subject to their fiduciary duties to shareholders, negotiating or accepting any offer of merger, consolidation, or acquisition of any of the shares or all or substantially all of the assets of the Company or any of its subsidiaries.



/s/ Charles B. Israel                     /s/ J. Thomas Clark
-------------------------------           --------------------------------------


/s/ Carol Ann Kopf                        /s/ Christopher L. Tolk
-------------------------------           --------------------------------------



/s/ Morton A. Heller
-------------------------------           --------------------------------------



/s/ Robert R. Oden
-------------------------------           --------------------------------------

                                  SCHEDULE 1.8

                                  B. John Barry
                              J. Thomas Clark, Jr.
                                Morton A. Heller
                                Charles B. Israel
                                 Carol Ann Kopf
                                  Elaine McDade
                                  James McDade
                              Robert R. Oden, M.D.
                               Christopher L. Tolk

                                    EXHIBIT I

                                MERGER AGREEMENT

                               AGREEMENT OF MERGER

     This Agreement of Merger is made and entered into as of [_______________], 1997, between ZIONS BANCORPORATION ("Zions Bancorp"), a corporation organized under the laws of the State of Utah, and ASPEN BANCSHARES, INC. (the "Company"), a corporation organized under the laws of the State of Colorado. Zions Bancorp and the Company are hereinafter sometimes individually called a "Constituent Corporation" and collectively called the "Constituent Corporations."

                                    RECITALS

     Zions Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. As of [_______________], 1997, the authorized capital stock of Zions Bancorp consisted of [__________] shares of Common Stock, no par value, of which [_______] shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. As of [_______________], 1997, the authorized capital stock of the Company consisted of (i) 5,000,000 shares of 7% cumulative convertible preferred stock, $0.01 par value (the "Company Preferred Stock"), none of which were issued or outstanding, and (ii) 5,000,000 shares of Company Common Stock, $0.01 par value (the "Company Common Stock"), of which [___________] shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

     Zions Bancorp and the Company have entered into an Agreement and Plan of Reorganization, dated November 19, 1996 (the "Plan of Reorganization"), setting forth certain representations, warranties, and agreements in connection with the transactions therein and herein contemplated, which contemplates the merger of the Company with and into Zions Bancorp (the "Merger") in accordance with this Agreement of Merger (the "Agreement").

     The Boards of Directors of each of Zions Bancorp and the Company deem the Merger advisable and in the best interests of each corporation and its stockholders. The Boards of Directors of each of Zions Bancorp and the Company, by resolutions duly adopted, have approved the Plan of Reorganization. The Boards of Directors of each of Zions Bancorp and the Company, by resolutions duly adopted, have approved this Agreement. The Board of Directors of the Company has directed that this Agreement, and authorization for the transactions contemplated hereby, be submitted to stockholders of the Company for approval. Pursuant to section 16-10a-1103 of the Utah Business Corporation Act, approval by the shareholders of Zions Bancorp is not required.

     At the Effective Date (as defined in Section 1.1 below) shares of Company Common Stock shall be converted into the right to receive shares of the common stock of Zions Bancorp, no par value (the "Zions Bancorp Stock"), as provided herein.

     In consideration of the premises and the mutual covenants and agreements herein contained and subject to the terms and conditions of the Agreement, the parties hereto hereby covenant and agree as follows:

                                    ARTICLE I

     1.1. Merger of the Company into Zions Bancorp. The Company shall be merged with and into Zions Bancorp on the date and at the time to be specified in the Articles of Merger to be filed with the Division of Corporations and Commercial Code of the State of Utah pursuant to section 16-10a-1105 of the Utah Business Corporation Act and the Secretary of State of the State of Colorado pursuant to section 7-111-105 of the Colorado Business Corporation Act (such date and time being referred to herein as the "Effective Date").

     1.2. Effect of the Merger. At the Effective Date:

          (a) The Company and Zions Bancorp shall be a single corporation, which shall be Zions Bancorp. Zions Bancorp is hereby designated as the surviving corporation in the Merger and is hereinafter sometimes called the "Surviving Corporation."

          (b) The separate existence of the Company shall cease.

          (c) The Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall assume and be subject to all the duties and liabilities of a corporation organized under the Utah Business Corporation Act.

          (d) The Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

          (e) The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The Surviving Corporation expressly assumes and agrees to perform all of the Company's liabilities and obligations. Neither the rights of creditors nor any liens upon the property of either Constituent Corporation shall be impaired by the Merger.

          (f) The Articles of Incorporation of Zions Bancorp as they exist immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation until later amended pursuant to Utah law.

          (g) At the Effective Date and until surrendered for exchange and payment, each outstanding stock certificate which, prior to the Effective Date, represents shares of Company Common Stock shall, without further action, cease to be an issued and existing share and shall be converted into a right to receive from Zions Bancorp, and shall for all purposes represent the right to receive, upon surrender of the certificate representing such shares, the number of shares of Zions Bancorp Stock and the amount of cash specified in Article III; provided that, with respect to any matters relating to stock certificates representing Company Common Stock, Zions Bancorp may rely conclusively upon the record of stockholders maintained by the Company containing the names and addresses of the holders of record of the Company's Common Stock at the Effective Date.

     1.3. Acts to Carry Out This Merger Plan.

          (a) The Company and its proper officers and directors shall and will do all such acts and things as may be necessary or proper to vest, perfect, or confirm title to such property or rights in Zions Bancorp and otherwise to carry out the purposes of this Agreement.

          (b) If, at any time after the Effective Date, Zions Bancorp shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in Zions Bancorp its right, title, or interest in or under any of the rights, properties, or assets of the Company acquired or to be acquired by Zions Bancorp as a result of, or in connection with, the Merger, or
(ii) otherwise carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to Zions Bancorp an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in Zions Bancorp and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Zions Bancorp are fully authorized in the name of the Company or otherwise to take any and all such action.

                                   ARTICLE II

     2.1. Capitalization. The authorized shares of capital stock of Zions Bancorp as of the Effective Date shall be [______- ____] shares of Common Stock, no par value.

     2.2. By-Laws. The By-Laws of Zions Bancorp as they exist immediately prior to the Effective Date shall be the By-Laws of Zions Bancorp until later amended pursuant to Utah law.

                                   ARTICLE III

     3.1. Manner of Converting Shares.

          (a) Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth in this Subparagraph (a). Additional terms may be defined elsewhere herein. As used in these definitions, the terms "increase" and "escalate" contemplate the possibility of a negative increase or escalation (i.e., a decrease or deflation), and the terms "decrease" and "deflate" contemplate the possibility of a negative decrease or deflation (i.e., an increase or escalation).

               (i) Average Closing Price. The average (rounded to the nearest penny) of each Daily Sales Price over the Pricing Period, except that, subject to sections 3.1(a)(iii) and 3.1(a)(ix), (A) if the average (rounded to the nearest penny) of each Daily Sales Price over the Pricing Period is less than $83.00, then the Average Closing Price shall be $83.00, and (B) if the average (rounded to the nearest penny) of each Daily Sales Price over the Pricing Period is more than $93.00, then the Average Closing Price shall be $93.00.

               (ii) Company Closing Price. The average (rounded to the nearest penny) of the mean (unrounded) of the closing bid and asked prices of Company Common Stock over the Pricing Period in the over-the-counter market as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof by such other source upon which Zions Bancorp and the Company shall mutually agree.

               (iii) Company Election. The election of the Company in its sole discretion, that, notwithstanding section 3.1(a)(i), the Average Closing Price shall be a number of dollars and cents, rounded to the nearest penny, computed by escalating $93.00 by a percentage comprising the difference between (A) the number of percentage points representing the difference between the percentage by which the Daily Sales Price increased between November 19, 1996 and the Pricing Period (using the average over such Pricing Period) and the percentage by which the KBW 50 Index of Keefe, Bruyette & Woods, Inc. (the "KBW Index") increased between November 19, 1996 and the Pricing Period (using the average over such Pricing Period) and
(B) 15 percentage points.

               (iv) Daily Sales Price. For any trading day, the last reported sale price or, if no such reported sale takes place, the mean (unrounded) of the closing bid and asked prices of Zions Bancorp Stock in the over-the-counter market as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof by such other source upon which Zions Bancorp and the Company shall mutually agree.

               (v) Option Equivalent Number. The number reached by summing the following values as calculated for each option to purchase one share of Company Common Stock which is outstanding and unexercised at the Effective Date: (A) the difference between the Company Closing Price and the exercise price of that option (or, if a greater number, zero) divided by (B) the Company Closing Price.

               (vi) Pricing Period. The twenty consecutive trading days ending on and including the fifth trading day preceding the Effective Date.

               (vii) Purchase Price. The sum of:

                    (A) $73,000,000.00;

                    (B) the consolidated net undistributed income of the Company during the period beginning on July 1, 1996 and ending on the close of business on the last day of the calendar month preceding the effective date of the Merger (the "Effective Date"), calculated in accordance with generally accepted accounting principles. For the purpose of calculating net undistributed income of the Company, (I) any undistributed gain, net of taxes, derived from activities or transactions which are not in the ordinary course of its banking operations (such as, without limitation, the sale of securities or loans, of capital assets, or of lines of business), all of which shall be determined in accordance with generally accepted accounting principles, shall be excluded except as mutually agreed by the parties hereto; and (II) any loss, net of taxes, resulting from operating transactions recommended by the Company to Zions Bancorp as likely to produce economic benefits to the Company and approved in writing by Zions Bancorp prior to their effectuation shall be excluded. It is understood that the amount calculated under this section 3.1(a)(vii)(B) may be a negative number and that the effect of summing such a negative number would be a reduction in the Purchase Price;

                    (C) the product of the daily average of the net undistributed income of the Company during the period and calculated in the manner prescribed in section 3.1(a)(vii)(B) hereof times the number of days in the month of the Effective Date which precede the Effective Date. It is understood that the amount calculated under this section 3.1(a)(vii)(C) may be a negative number and that the effect of summing such a negative number would be a reduction in the Purchase Price; and

                    (D) the aggregate contributions to capital caused by the payments accompanying the exercise of any stock options after June 30, 1996.

               (viii) Zions Bancorp Stock. The common stock of Zions Bancorp, no par value.

               (ix) Zions Election. The election of Zions Bancorp in its sole discretion, that, notwithstanding section 3.1(a)(i), the Average Closing Price shall be a number of dollars and cents, rounded to the nearest penny, computed by deflating $83.00 by a percentage comprising the difference between (A) the number of percentage points representing the difference between the percentage by which the Daily Sales Price decreased between November 19, 1996 and the Pricing Period (using the average over such Pricing Period) and the percentage by which the KBW Index decreased between November 19, 1996 and the Pricing Period (using the average over such Pricing Period) and (B) 15 percentage points.

          (b) Form of Consideration. Subject to the terms, conditions, and limitations set forth herein, upon surrender of his or her certificate or certificates, each holder of shares of Company Common Stock shall be entitled to receive, in exchange for each share of Company Common Stock held of record by such stockholder as of the Effective Date, that number of shares of Zions Bancorp Stock calculated by dividing the Purchase Price by the Average Closing Price, and by further dividing the number so reached by the sum of the number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date and the Option Equivalent Number.

     3.2. No Fractional Shares. Zions Bancorp will not issue fractional shares of Zions Bancorp Stock. In lieu of fractional shares of Zions Bancorp Stock, if any, each shareholder of the Company who is entitled to a fractional share of Zions Bancorp Stock shall receive an amount of cash equal to the product of such fraction times the Average Closing Price. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

     3.3. Dividends; Interest. No shareholder of the Company will be entitled to receive dividends on his or her Zions Bancorp Stock until he or she exchanges his or her certificates representing Company Common Stock for Zions Bancorp Stock. Any dividends declared on Zions Bancorp Stock (which stock is to be delivered pursuant to this Agreement) to holders of record on or after the Effective Date shall be paid to the Exchange Agent (as designated in Section 3.4 of this Agreement) and, upon receipt of the certificates representing shares of Company Common Stock, the Exchange Agent shall forward to the former shareholders entitled to receive Zions Bancorp Stock (i) certificates representing their shares of Zions Bancorp Stock, (ii) dividends declared thereon subsequent to the Effective Date (without interest) and (iii) the cash value of any fractional shares determined in accordance with Section 3.2 hereof.

     3.4. Designation of Exchange Agent. The Company and Zions Bancorp hereby designate Zions First National Bank, Salt Lake City, Utah ("Zions Bank") as Exchange Agent to effect the exchange contemplated hereby. Zions Bancorp will, promptly after the Effective Date, issue and deliver to Zions Bank the share certificates representing shares of Zions Bancorp Stock and the cash in lieu of fractional shares to be paid to holders of Company Common Stock in accordance with this Agreement.

     3.5. Notice of Exchange. Promptly after the Effective Date, Zions Bank shall mail to each holder of one or more certificates formerly representing Company Common Stock, except to such holders as shall have waived the notice required by this Section 3.5, a notice specifying the Effective Date and notifying such holder to surrender his or her certificate or certificates to Zions Bank for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of the Company.

     3.6. Treatment of Stock Options. Each stock option to purchase Company Common Stock not exercised prior to the Effective Date shall automatically be converted into an option to purchase, on the same terms as the option to purchase Company Common Stock, and with the same dates of exercisability and of expiration, that number of shares of Zions Bancorp Stock equal to the number of shares of Company Common Stock which the holder of such option would be entitled to receive under Section 3.1 of this Agreement had such option been exercised immediately preceding the Effective Date. The applicable per-share option price in effect immediately prior to the Effective Date shall be adjusted to an amount equal to the product obtained by dividing that option price by the number of shares of Zions Bancorp Stock which the holder of one share of Company Common Stock would be entitled to receive under Section 3.1 of this Agreement.

                                   ARTICLE IV

     4.1. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

     4.2. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

     4.3. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah and Pitkin County, Colorado, to be proper jurisdictions and venues for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in each of such venues for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Utah or Colorado. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

     4.4. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.

     4.5. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto, provided that this Agreement may not be amended after the action by shareholders of the Company in any respect that would prejudice the economic interests of such Company shareholders, or any of them, except as specifically provided herein or by like action of such shareholders.

     4.6. Termination. This Agreement shall terminate and be abandoned upon (i) termination of the Plan of Reorganization or (ii) the mutual consent of Zions Bancorp and the Company at any time prior to the Effective Date, and there shall be no liability on the part of either of the parties hereto (or any of their respective officers or directors) except to the extent provided in the Plan of Reorganization.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       ZIONS BANCORPORATION



Attest:________________________        By:______________________________________
                                                 Harris H. Simmons
                                                   President and
                                               Chief Executive Officer



                                       ASPEN BANCSHARES, INC.



Attest:________________________        By:______________________________________
                                                  Charles B. Israel
                                                    President and
                                               Chief Executive Officer

-----------------------
                       )
State of Utah          )
                       )  ss.
County of Salt Lake    )
                       )
-----------------------

     On this ________ day of [____________], 1997, before me personally appeared Harris H. Simmons, to me known to be the President and Chief Executive Officer of Zions Bancorporation, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

     In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.



                                       ------------------------------------
                                                   Notary Public

-----------------------
                       )
State of Colorado      )
                       )  ss.
County of Pitkin       )
                       )
-----------------------

     On this ________ day of [____________], 1997, before me personally appeared Charles B. Israel, to me known to be the President and Chief Executive Officer of Aspen Bancshares, Inc., and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

     In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.



                                       ------------------------------------
                                                   Notary Public

                                   EXHIBIT II

                                VOTING AGREEMENT

                                November 19, 1996

Zions Bancorporation
1380 Kennecott Building
Salt Lake City, Utah  84133

Mesdames and Gentlemen:

     The undersigned understands that Zions Bancorporation ("Zions Bancorp") is about to enter into an Agreement and Plan of Reorganization with Aspen Bancshares, Inc. (the "Company") (the "Agreement"). The Agreement provides for the merger of the Company with and into Zions Bancorp (the "Merger") and the conversion of outstanding shares of Company Common Stock into Zions Bancorp Common Stock in accordance with the formula therein set forth.

     In order to induce Zions Bancorp to enter into the Agreement, and intending to be legally bound hereby, the undersigned, subject to the conditions hereinafter stated, represents, warrants, and agrees that at the Company Shareholders' Meeting contemplated by Section 4.1 of the Agreement and Plan of Reorganization (the "Meeting"), and any adjournment thereof, the undersigned will, in person or by proxy, vote or cause to be voted in favor of the Agreement and the Merger the shares of Company Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as, to the extent of the undersigned's proportionate voting interest, any other shares of Company Common Stock over which the undersigned may hereafter acquire beneficial ownership in such capacities (collectively, the "Shares"). Subject to the final paragraph of this agreement, the undersigned further agrees that he will use his best efforts to cause any other shares of Company Common Stock over which he has or shares voting power to be voted in favor of the Agreement and the Merger.

     The undersigned further represents, warrants, and agrees that beginning upon the authorization and execution of the Agreement by the Company until the earlier of (i) the consummation of the Merger or (ii) the termination of the Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

     (a) vote any of the Shares, or cause or permit any of the Shares to be voted, in favor of any other sale of control, merger, consolidation, plan of liquidation, sale of assets, reclassification, or other transaction involving the Company or any of its subsidiaries which would have the effect of assisting or

Zions Bancorporation
November 19, 1996
Page 2


facilitating the acquisition of control by any person other than Zions Bancorp or an affiliate thereof over the Company or any substantial portion of its assets or assisting or facilitating the acquisition of control by any person other than Zions Bancorp or an affiliate, or the Company or a wholly-owned subsidiary of the Company, of any subsidiary of the Company or any substantial portion of its assets. As used herein, the term "control" means (1) the ability to direct the voting of 10% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (2) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement, or understanding or otherwise.

     (b) voluntarily sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer, or similar proposal made by any person other than Zions Bancorp or an affiliate thereof, (ii) to any person seeking to obtain control (as the term "control" is defined in paragraph (a), above) of the Company, any of its subsidiaries or any substantial portion of the assets of the Company or any subsidiary thereof or to any other person (other than Zions Bancorp or an affiliate thereof) under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control,
(iii) for the purpose of avoiding the obligations of the undersigned under this agreement, or (iv) to any transferee unless such transferee expressly agrees in writing to be bound by the terms of this agreement in all events.

     It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and does not prohibit the undersigned, if a member of the Board of Directors of the Company, from acting, in his or her capacity as a director, as the undersigned may determine to be appropriate in light of the obligations of the undersigned as a director. It is further understood and agreed that the term "Shares" shall not include any securities beneficial-

Zions Bancorporation
November 19, 1996
Page 3


ly owned by the undersigned as a trustee or fiduciary for another,and that this agreement is not in any way intended to affect the exercise by the undersigned of the undersigned's fiduciary responsibility in respect of any such securities.

                                       Very truly yours,


                                       -----------------------------------


Accepted and Agreed to:
ZIONS BANCORPORATION


By:________________________

Title:_____________________

Name of Shareholder:

                Shares of Common Stock of Aspen Bancshares, Inc.
                               Beneficially Owned
                             As of November 19, 1996


  Name(s) of                                                         Number of
Record Owner(s)             Beneficial Ownership (1)                   Shares
---------------             ------------------------                   ------





--------
     (1) For purposes of this Agreement, shares are beneficially owned by the shareholder named above if held in any capacity other than a fiduciary capacity (other than a revocable living trust) and if the shareholder named above has the power (alone or, in the case of shares held jointly with his or her spouse, together with his or her spouse) to direct the voting of such shares.

                                                                     EXHIBIT III

                             STOCK OPTION AGREEMENT

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (the "Option Agreement") made as of the 19th day of November, 1996, between ZIONS BANCORPORATION ("Zions Bancorp"), a Utah corporation having its principal office in Salt Lake City, Utah, and ASPEN BANCSHARES, INC. (the "Company"), a Colorado corporation having its principal office in Aspen, Colorado

                         W I T N E S S E T H   T H A T :

     WHEREAS, the Company and Zions Bancorp have simultaneously herewith entered into an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") pursuant to which the Company would merge with and into Zions Bancorp (the "Merger") on the terms and subject to the conditions set forth in the Agreement and Plan of Reorganization;

     WHEREAS, Zions Bancorp has demanded as a condition to entering into the Agreement and Plan of Reorganization that the Company grant Zions Bancorp an option to purchase shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") on the terms set forth herein, and the Company has agreed to enter into this Option Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Agreement and Plan of Reorganization, the parties hereto agree as follows:

     1. Grant of Option. Subject to any adjustments pursuant to Section 5 hereof, the Company hereby grants to Zions Bancorp an irrevocable option (the "Option") to purchase up to an aggregate 739,825 authorized but unissued shares of Common Stock (the "Option Shares"), at a cash price of $18.875 per share (the "Purchase Price").

     2. Exercise of the Option; Term. Subject to Section 3 hereof, Zions Bancorp may sell, assign, transfer, or exercise the Option, in whole or in part, at any time or from time to time prior to the expiration of the Option (as set forth below), except that the Option may be assigned or transferred, in whole or in part, at any time, prior to the first occurrence of a Trigger Event (as defined in Section 3 hereof) only to a Subsidiary. Where the context requires, and unless otherwise specifically provided herein, the term "Zions Bancorp" shall include any such holder of the Option. The term "Subsidiary" for purposes of this Option Agreement shall mean a corporation 100 percent of the voting stock of which is directly or indirectly owned by Zions Bancorp.

     Subject to Section 3 hereof, Zions Bancorp may exercise the Option by written notice to the Company specifying the number of Option Shares to be purchased, the manner of payment for such Option Shares, and a place and date for the closing not later than sixty business days nor earlier than two business days after the date of such notice (the "Closing"). Notwithstanding the foregoing, to the extent the exercise of the Option would require the prior consent or approval of the Board of Governors of the Federal Reserve System (the "Board of Governors") or the Office of Thrift Supervision (the "OTS") or consents or approvals of or filing with any other governmental authority under applicable regulations, then staggered closings shall take place as follows: A Closing shall take place on the date specified in the notice of exercise with respect to that number of Option Shares the acquisition of which by Zions Bancorp is permissible under such regulations without such prior consent or approval, and a second Closing with respect to any such remaining Option Shares as to which the Option has been exercised shall take place two business days after notice from Zions Bancorp stating either (a) that receipt of all required consents and approvals on terms and conditions satisfactory to Zions Bancorp have been received, or (b) that any such governmental approvals are no longer required.

     Except for Section 9 hereof which shall terminate in accordance with the provisions set forth therein, the Option and this Option Agreement shall terminate upon the earliest of (a) the date twelve months after the first occurrence of a Trigger Event, as defined in Section 3 hereof, (b) the date upon which consummation of the Merger occurs, (c) the mutual agreement of the parties hereto, (d) the date ninety days after the date that written certification of the vote of the Company's shareholders is delivered to Zions Bancorp indicating that the Company's shareholders have not approved the Merger under the circumstances specified in Section 3(d) hereof, (e) the date of termination of the Agreement and Plan of Reorganization by the Company pursuant to Section 10.2(c) of the Agreement and Plan of Reorganization, and (f) termination of the Agreement and Plan of Reorganization pursuant to Section 10.2(a) of the Agreement and Plan of Reorganization. If, after the occurrence of a Trigger Event, the Option cannot be exercised by reason of any Suit (as defined in Section 6(c)) commenced prior to the expiration of the Option as provided above, the termination of this Option Agreement shall be extended until the earlier of
(a) the date five business days after such impediment to exercise shall have been removed, (b) termination of the Option and the Option Agreement by the Company pursuant to the last sentence of this Section 2, or (c) termination of the Option and the Option Agreement by Zions Bancorp pursuant to Section 13 hereof.

     If, at any time after the commencement of such a Suit, the Company in its sole judgment determines that its failure to terminate the Option under this
Section 2 would be adverse to the interests of the Company or its shareholders, the Company may terminate this Option Agreement and the Option by giving notice of such termination to Zions Bancorp and making a cash payment to

Zions Bancorp in the amount of $2,500,000 payable by delivery of a bank check payable to the order of Zions Bancorp.

     3. Conditions to Exercise of Option. Except for any assignment or transfer of the Option in whole or in part to a Subsidiary as provided in Section 2 hereof, Zions Bancorp may sell, assign, transfer or exercise the Option, in whole or in part, only if any one or more of the following events (the "Trigger Events") shall have occurred:

          (a) The Board of Directors of the Company shall have (i) authorized the execution of an agreement with any person or group of persons other than Zions Bancorp or a Subsidiary ("Third Party") pursuant to which such Third Party will acquire, merge or consolidate with, or acquire all or substantially all of the assets of the Company (or engage in a substantially similar transaction),
(ii) supported an offer or proposal by any Third Party to acquire, merge or consolidate with the Company, or acquire all or substantially all of the assets of the Company (or to engage in a substantially similar transaction), or (iii) recommended to the shareholders of the Company that they not approve the Agreement and Plan of Reorganization; or

          (b) the termination of the Agreement and Plan of Reorganization by Zions Bancorp pursuant to Section 10.2(b) of the Agreement and Plan of Reorganization due to a willful breach by the Company; or

          (c) the receipt by a Third Party of all required approvals of all governmental authorities to acquire beneficial ownership of more than 25 percent of the Common Stock of the Company; or

          (d) upon the public announcement by any Third Party with financial ability of a bona fide proposal or intention to in any manner acquire control of the Company and, thereafter, if such proposal has not been withdrawn at least twenty days prior to the meeting of shareholders of the Company called to vote on the Agreement and Plan of Reorganization, the Company's shareholders fail to approve the Agreement and Plan of Reorganization by the vote required by applicable law at the meeting of shareholders called for such purpose.

     Notwithstanding the foregoing, the Option may only be exercised (a) with respect to that number of Option Shares the acquisition of which would be permissible without the consent or approval of the Board of Governors or the OTS or consent or approval of or filings with any other governmental authority, unless all applicable and required governmental approvals have been obtained with respect to such exercise or if such exercise would not violate any applicable regulatory restrictions, and (b) if, at the time of exercise Zions Bancorp is not in material violation or breach of or in default under any material provisions of the Agreement and Plan of Reorganization.

     The Company shall promptly give notice to Zions Bancorp of the occurrence of a Trigger Event, it being understood that the giving of such notice by the Company shall not be a condition to the right of Zions Bancorp to exercise the Option. As used in this Section 3, "person," "group of persons," and "beneficial ownership" shall have the meanings conferred thereon by Section 13(d) of the Securities Exchange Act and the regulations promulgated thereunder.

     4. Payment of Purchase Price and Delivery of Certificates. At each Closing,
(a) against delivery of the Option Shares to be purchased, Zions Bancorp shall pay to the Company the aggregate purchase price for the Option Shares being purchased at such Closing by delivery to the Company of a bank check payable to the order of the Company in such amount or, if mutually agreed, by wire transfer of funds in such amount to an account designated in writing by the Company, and
(b) the Company shall deliver to Zions Bancorp a certificate or certificates representing the number of Option Shares so purchased, free and clear of all liens, claims, charges, and encumbrances of any kind or nature whatsoever, in the denominations and in the name designated by Zions Bancorp in its notice of exercise and which shall bear the following legend until such time as the legend is no longer required by applicable law:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TOWARD DISTRIBUTION OR RESALE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR OTHER APPLICABLE LAWS. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED NOVEMBER 19, 1996.

     5. Antidilution Adjustments. Upon any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, split-up, merger, recapitalization, combination, conversion, exchange of shares, or the like or upon the issuance of any shares of Common Stock pursuant to the exercise of any options (other than the Option), warrants, convertible securities, and other rights to purchase Common Stock, the number and kind of shares subject to the Option and the Purchase Price shall be adjusted so that the number of shares of Common Stock to be issued upon the exercise of the Option shall equal the same proportion of the issued and outstanding Common Stock (assuming the Option Shares have been issued) as the original number of Option Shares bears to the outstanding shares of Common Stock as of the date hereof (assuming the Option Shares have been issued), and such additional shares shall be treated as "Option Shares." If, on or after the date hereof, the Company should declare or pay any cash or stock dividend (other than regular quarterly cash dividends not exceeding $0.05 per share) or other distribution or issue any rights with respect to the Common Stock, payable or distributable to shareholders of record on a date prior to the transfer to the name of Zions Bancorp or its nominee on the Company's stock transfer records of the Option Shares, and the Option is exercised, then (a) the exercise price per Option Share will be reduced by the amount of any such cash dividend or cash distribution, and (b) the whole of any such non-cash dividend, distribution, or right which would have been payable with respect to each Option Share purchased by Zions Bancorp if such shares were outstanding on the record date for such distribution will be promptly remitted and transferred by the Company to Zions Bancorp. Upon exercise of the Option, to the extent consistent with law, pending such remittance, Zions Bancorp will be entitled to all rights and privileges as owner of any such non-cash dividend, distribution, or right with respect to each Option Share purchased.

     6.   Certain Agreements of the Company.

          (a) The Company shall not engage in any action or omit to take any action which could have the effect of preventing or disabling the Company from delivering the Option Shares to Zions Bancorp upon exercise of the Option or otherwise performing its obligations under this Option Agreement. The Company shall at all times continue to reserve for issuance all of the Option Shares and maintain sufficient authorized but unissued shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities, and other rights to purchase Common Stock. The Option Shares to be issued upon due exercise, in whole or in part, of the Option, including all additional shares that may be issued pursuant to Section 6 hereof, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive rights.

          (b) Neither the execution and delivery of this Option Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach or violation of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation, or acceleration of the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions, or provisions of (A) their respective articles of incorporation and by-laws, (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which the Company or any of its subsidiaries is a party or to which they or any of their properties or assets are subject, or (C) violate any writ, judgment, injunction, decree, ruling, order, statute, rule, policy, guideline, or regulation applicable to the Company or any of its subsidiaries, except for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations of liens or other encumbrances which, individually or in the aggregate, will not have a material adverse effect on the financial condition, properties, business, results of operations, or prospects of the Company and its subsidiaries, taken as a whole, or (ii) require any consent, approval, authorization, or permit of or from, or filing with or notification to, any court, or any regulatory or administrative agency, department, or commission of any federal, state, local or foreign government, except (A) the Board of Governors, with respect to the exercise of more than 5 percent of the Option Shares, or (B) the OTS, with respect to the exercise of more than 10 percent of the Option Shares, or (C) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made will not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

          (c) In the event any claim, action, suit, investigation, or other proceeding by any governmental body or other person is commenced which questions the validity or legality of this Option Agreement or any of the other transactions contemplated hereby or seeks damages in connection therewith (collectively, a "Suit"), the parties agree to cooperate and use all reasonable efforts to defend against such Suit and, if an injunction or other similar order is issued in any such Suit, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Option Agreement.

     7.   Investment Intent.

          (a) In connection with the issuance to Zions Bancorp of the Option Shares upon exercise of the Option, Zions Bancorp hereby represents to the Company that the Option Shares are being acquired by Zions Bancorp for its own account and not for the account or beneficial interest of any other person and that the Option Shares are not being acquired with a view to or for resale in connection with any distribution within the meaning of any applicable securities laws that would be in violation of such securities laws. Zions Bancorp understands that the Option Shares have not been registered under applicable securities laws and as such, must be held indefinitely unless they are subsequently registered under the securities laws or an exemption from registration thereunder is available. Zions Bancorp is also aware that any sales which may be in reliance upon the securities laws may be made only in limited amounts after the required holding periods, and otherwise in accordance with the terms and conditions of the securities laws.

          (b) Zions Bancorp covenants and agrees that it will not transfer the Option unless such transfer is in compliance with applicable federal and state securities laws.

          (c) Zions Bancorp covenants and agrees that, following the third anniversary of a Trigger Event, it will not sell, transfer, or convey to any person or affiliate of such person (except an affiliate of Zions Bancorp or the Company) shares of Common Stock which (together with shares of Common Stock previously sold by Zions Bancorp to such person or affiliate) exceed 2 per cent of the issued and outstanding Common Stock, provided that this subparagraph (c) shall not apply if any person (other than Zions Bancorp or its affiliates) has outstanding a bona fide proposal or intention to acquire the Company in any manner, which proposal or intention has not been withdrawn.

     8. Specific Performance. The parties hereto agree that irreparable harm would occur if any of the provisions of this Option Agreement were not performed by the Company in accordance with their specific terms or conditions or were otherwise breached and that money damages are an inadequate remedy for breach of this Option Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by Zions Bancorp in the event that this Option Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly agreed that Zions Bancorp shall be entitled to a preliminary and permanent injunction or injunctions to prevent breaches of this Option Agreement by the Company and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

     9.   Registration of Shares.

          9.1 Registration Upon Request. At any time after the Option may be exercised or sold, but not more frequently than once every six months, Zions Bancorp may make a written request for registration, in which event the Company shall use its best efforts to prepare, file, and keep current a registration statement on a form of general use under the Securities Act of 1933, as amended (the "Securities Act"), in order to permit the sale or other disposition of the Option Shares, and shall use its best efforts to cause such registration statement to become effective and remain current for a period of ninety days; provided that Zions Bancorp shall have the right to effect only two such registrations; and provided further, that each such registration shall relate to not less than 100,000 shares of Common Stock (assuming for this purpose the exercise of any Option to be covered by such registration statement). Without the written consent of Zions Bancorp, neither the Company nor any other holder of securities of the Company may include any securities in such registration.

          9.2 "Piggyback Registration." On or after the occurrence of a Trigger Event, each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its securities (other than in connection with a dividend reinvestment, employee stock purchase, stock option or similar plan, or a registration statement on Form S-4 or comparable form), by it or any of its shareholders, the Company will give written notice of its determination to Zions Bancorp. Upon the written request of Zions Bancorp given within ten days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all securities which Zions Bancorp shall request be included in the registration statement contemplated by this Section 9.2 to be included in such registration statement; provided that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration; provided further that if the Company determines not to proceed with a registration after the registration statement has been filed with the Securities and Exchange Commission (the "Commission") and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of Zions Bancorp if Zions Bancorp agrees to bear all incremental expenses incurred by the Company as the result of such registration after the Company has decided not to proceed. Zions Bancorp shall be entitled to a maximum of three registrations pursuant to this Section 9.2. If any registration pursuant to this section shall be underwritten in whole or in part, the Company may require that any securities requested for inclusion pursuant to this section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If the securities requested for inclusion pursuant to this paragraph would constitute more than 25 percent of the total number of securities to be included in a proposed underwritten public offering (based, in the case of the Option, on the number of shares of Common Stock underlying such Option) and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of such securities would interfere with the successful marketing of the securities offered by the Company, the number of securities otherwise to be included in the underwritten public offering may be reduced; provided that after any such required reduction in the securities to be included in such offering for the account of Zions Bancorp shall constitute at least 25 percent of the total number of securities to be included in such offering.

          9.3 Registration Procedures. If and whenever the Company is required by the provisions of Section 9.1 or 9.2 hereof to effect the registration of its securities under the Securities Act, the Company will:

               (a) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement current;

               (b) furnish to Zions Bancorp and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as Zions Bancorp or such underwriters may reasonably request in order to facilitate the public offering of such securities;

               (c) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as Zions Bancorp or such underwriters may reasonably request; provided that the Company shall not be required by virtue hereof to submit to the general jurisdiction of any state;

               (d) notify Zions Bancorp, after the Company shall receive notice thereof, of the time when such registration statement has become effective or supplement or amendment to any prospectus forming a part of such registration statement has been filed;

               (e) notify Zions Bancorp of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

               (f) prepare and file with the Commission, upon the request of Zions Bancorp, any amendment or supplement to such registration statement or prospectus which, in the opinion of counsel for Zions Bancorp and the Company, are required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the securities by Zions Bancorp;

               (g) prepare and file with the Commission such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act or other applicable law, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (h) advise Zions Bancorp, after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

               (i) at the request of Zions Bancorp, furnish on the date or dates provided for in the underwriting agreement: (A) an opinion or opinions of the counsel representing the Company for the purposes of such registration, addressed to the underwriters and to Zions Bancorp, covering such matters as such underwriters and Zions Bancorp may reasonably request and are customarily covered by issuer's counsel at that time; and (B) a letter or letters from the independent certified public accountants of the Company, addressed to the underwriters and to Zions Bancorp, covering such matters as such underwriters or Zions Bancorp may reasonably request, in which letter(s) such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

          Each and every action required to be taken by the Company under Sections 9.1, 9.2, or 9.3 hereof shall be taken by the Company as promptly as practicable after the obligation to take any such action arises (except to the extent that a specific time period is provided herein).

          9.4 Fees and Expenses.

               (a) With respect to the registration requested pursuant to
Section 9.1 hereof, Zions Bancorp will bear 50 percent of the reasonable portion of the following fees, costs, and expenses, and the Company will bear the remainder of the following fees, costs, and expenses: all registration, filing and NASD fees, printing and engraving expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for Zions Bancorp, underwriting discounts and commissions, and transfer taxes for Zions Bancorp and any other expenses incurred by Zions Bancorp not expressly included above shall be borne by Zions Bancorp.

               (b) With respect to the registration requested pursuant to
Section 9.2 hereof, the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing and engraving expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for Zions Bancorp, underwriting discounts and commissions, and transfer taxes for Zions Bancorp and any other expenses incurred by Zions Bancorp not expressly included above shall be borne by Zions Bancorp.

          9.5 Termination. The rights provided in this Section 9 shall expire upon the third anniversary following the date of the exercise of the Option.

     10.  Further Assurances.

          (a) Upon each exercise of the Option, the Company and Zions Bancorp will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

          (b) The Company shall take all necessary action to obtain or to cooperate with Zions Bancorp in obtaining all necessary regulatory consents, approvals, waivers, or other action (whether regulatory, corporate, or other) to permit the acquisition of any or all Option Shares by Zions Bancorp.

     11. Expenses. Except as otherwise provided in Section 9 hereof, all costs and expenses incurred in connection with this Option Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     12. Parties In Interest. Except as otherwise expressly provided herein, this Option Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives, and assigns.

     13. Termination Fee. If (a) Zions Bancorp's right to exercise the Option is judicially determined to be unenforceable following the occurrence of a Trigger Event, or (b) if the Company shall materially breach its obligations set forth in Section 6(c), then upon notice to the Company from Zions Bancorp, the Company shall pay Zions Bancorp $2,500,000 in cash payable by delivery of a bank check payable to the order of Zions Bancorp, and this Option Agreement and Option shall terminate; provided that in no event shall the Company be obligated to make any such payment to a person other than Zions Bancorp.

     14.  Certain Repurchases.

          (a) Company Call. At any time following the date which is 540 days after the Option becomes exercisable pursuant to Section 2 (hereinafter the "Repurchase Period"), the Company shall have the right to repurchase from Zions Bancorp all or such portion (as shall be specified by the Company) of (i) the Option at the price set forth in subparagraph (1) below and/or (ii) the Option Shares purchased by Zions Bancorp pursuant to Section 2 at the price set forth in subparagraph (2) below:

               (1) The difference between (i) the Market/Tender Offer Price for shares of Company Common Stock as of the date the Company gives notice of its intent to exercise its rights under this Section 14(a) and (ii) the Purchase Price, multiplied by the number of Option Shares purchasable pursuant to the Option (or portion thereof with respect to which the Company is exercising its rights under this Section 14(a)), but only if the Market/Tender Offer Price is greater than $19.50.

               (2) The Purchase Price paid by Zions Bancorp for the Option Shares acquired pursuant to the Option plus the difference between the Market/Tender Offer Price and the Purchase Price (but only if the Market/Tender Offer Price is greater than $19.50) multiplied by the number of Option Shares so purchased.

          (b) Payment and Redelivery of Option or Option Shares. If the Company exercises its rights under this Section 14, the Company shall, within ten business days after giving notice of such exercise, pay the required amount to Zions Bancorp in immediately available funds; at the same time, Zions Bancorp shall surrender to the Company the Option and/or the certificates evidencing the Option Shares purchased by Zions Bancorp pursuant thereto; and Zions Bancorp shall warrant that it owns such shares and that such shares are then free and clear of all liens, claims, damages, charges, and encumbrances of any kind or nature whatsoever.

          (c) Market/Tender Offer Price. As used in this Section 14, "Market/Tender Offer Price" shall mean the higher of (i) the price per share offered as of such date pursuant to any tender or exchange offer or other takeover proposal that was made prior to such date and not terminated or withdrawn as of such date or (ii) the mean (unrounded) of the high and the low reported sales prices or, if no such reported sales take place, the average of the closing bid and asked prices of a share of Company Common Stock in the over-the-counter markets as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof by such other source upon which Zions Bancorp and the Company shall mutually agree, as averaged for the ten consecutive trading days immediately preceding such date or (iii) $19.50.

          (d) Condition to Company Call. The right of the Company to repurchase as provided in section 14(a) hereof shall not apply if on the date 540 days after the Option becomes exercisable (1) the Company shall have outstanding (i) its Board's authorization of the execution of an agreement with a Third Party pursuant to which such Third Party will acquire, merge or consolidate with, or acquire all or substantially all of the assets of the Company (or engage in a substantially similar transaction), (ii) an offer or proposal by a Third Party supported by its Board to acquire, merge or consolidate with the Company, or acquire all or substantially all of the assets of the Company (or to engage in a substantially similar transaction), (iii) a recommendation by its Board to the Company's shareholders that they approve the agreement or proposal of a Third Party, or (2) a bona fide proposal or intention to acquire the Company in any manner is outstanding, which proposal or intention has not been withdrawn.

            15. Representations and Warranties of Zions Bancorp. Zions Bancorp represents to the Company that:

          (a) Zions Bancorp is a corporation duly organized, validly existing, and in good standing under the laws of Utah and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b) The execution and delivery of this Agreement by Zions Bancorp and the consummation by Zions Bancorp of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Zions Bancorp and no other corporate proceedings on the part of Zions Bancorp are necessary to authorize this Agreement or any of the transactions contemplated hereby.

          (c) This Agreement has been duly executed and delivered by Zions Bancorp and constitutes a valid and binding obligation of Zions Bancorp and is enforceable against Zions Bancorp in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws affecting the enforcement of creditors rights generally and by general equity principles and except as Section 9 may be limited by federal or state securities laws.

          (d) The execution and delivery of this Agreement by Zions Bancorp does not, and the performance of this Agreement by Zions Bancorp shall not (i) violate the certificate of incorporation or by-laws of Zions Bancorp, (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time, or both, would become a default) under, give rise to any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Zions Bancorp pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which Zions Bancorp is a party or by which Zions Bancorp or any of its property is bound or affected other than such breaches, defaults (or rights of termination, amendment, acceleration, or cancellation), liens or encumbrances which individually or in the aggregate do not or would not materially impair the performance by Zions Bancorp of its obligations hereunder, subject to the obtaining of applicable regulatory approvals and consents, if any.

          (e) The execution and delivery of this Agreement by Zions Bancorp does not, and the performance of this Agreement by Zions Bancorp shall not, require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority except for registration and qualification under applicable federal and state securities laws.

     16. Representations and Warranties to Survive Delivery. All representations and warranties contained in this Option Agreement, or contained in certificates of officers of the Company submitted pursuant to this Option Agreement, shall survive delivery of and payment for the Option Shares.

     17. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

     18. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to their commitments to each other and their undertakings vis-a-vis each other on the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. Nothing in this Agreement express or implied is intended or shall be construed to confer upon or to give any person, other than Zions Bancorp and the Company and their respective shareholders, any rights or remedies under or by reason of this Agreement.

     19. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

     20. Notices. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to Zions Bancorp:

     Zions Bancorporation
     1380 Kennecott Building
     Salt Lake City, Utah  84133

     Attention:  Mr. Harris H. Simmons
                 President and Chief Executive Officer

With a required copy to:

     Brian D. Alprin, Esq.
     Metzger, Hollis, Gordon & Alprin
     1275 K Street, N.W., Suite 1000
     Washington, D. C. 20005

If to the Company:

     Aspen Bancshares, Inc.
     534 East Hyman Avenue
     Aspen, Colorado  81611

     Attention:  Mr. Charles B. Israel
                 President and Chief Executive Officer

With a required copies to:

     Herbert H. Davis, III, Esq.
     Rothgerber, Appel, Powers & Johnson
     Suite 3000, One Tabor Center
     1200 Seventeenth Street
     Denver, Colorado  80202-5839

     Tennyson W. Grebenar, Esq.
     Rothgerber, Appel, Powers & Johnson
     Suite 3000, One Tabor Center
     1200 Seventeenth Street
     Denver, Colorado  80202-5839

     All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

     21. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah, to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Utah. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       ZIONS BANCORPORATION



Attest:________________________        By:__________________________________
                                                 Harris H. Simmons
                                                   President and
                                               Chief Executive Officer



                                       ASPEN BANCSHARES, INC.



Attest:________________________        By:__________________________________
                                                  Charles B. Israel
                                                    President and
                                              Chief Executive Officer

-----------------------
                       )
State of Utah          )
                       )  ss.
County of Clark        )
                       )
-----------------------

     On this eighteenth day of November, 1996, before me personally appeared Harris H. Simmons, to me known to be the President and Chief Executive Officer of Zions Bancorporation, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

     In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.



                                       -------------------------------------
                                                   Notary Public

-----------------------
                       )
State of Colorado      )
                       )  ss.
County of Pitkin       )
                       )
                       )
-----------------------

     On this nineteenth day of November, 1996, before me personally appeared Charles B. Israel, to me known to be the President and Chief Executive Officer of Aspen Bancshares, Inc., and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

     In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.



                                       -------------------------------------
                                                   Notary Public

                                                                      EXHIBIT IV

                 OPINION OF ROTHGERBER, APPEL, POWERS & JOHNSON

                         [____________________], 1997


Zions Bancorporation
1380 Kennecott Building
Salt Lake City, Utah  84133

     Re:  Merger of Aspen Bancshares, Inc. With Zions
          Bancorporation, In Exchange for Stock of Zions
          Bancorporation

Mesdames and Gentlemen:

     We are special counsel to Aspen Bancshares, Inc., a Colorado corporation (the "Company"), and its subsidiaries, Pitkin County Bank and Trust Company, a banking corporation organized under the laws of the State of Colorado with its head office located at Aspen, County of Pitkin, State of Colorado ("Pitkin"), Centennial Savings Bank, F.S.B., a federal savings bank organized under the laws of the United States with its head office located at Durango, County of La Plata, State of Colorado ("Centennial"), Val Cor Bancorporation, Inc., a corporation organized under the laws of the State of Colorado with its head office located at Cortez, County of Montezuma, State of Colorado ("Val Cor"), and Valley National Bank of Cortez, Colorado, a national banking association organized under the laws of the United States with its head office located at Cortez, County of Montezuma, State of Colorado ("Valley") (collectively the "Subsidiaries"), in connection with the merger (the "Merger") of the Company with Zions Bancorporation ("Zions Bancorp"), in exchange for which shareholders of the Company will receive shares of the common stock of Zions Bancorp pursuant to an Agreement and Plan of Reorganization dated November 19, 1996 (the "Agreement") and certain additional agreements whose execution is contemplated in the Agreement, including the Agreement of Merger by and between Zions Bancorp and the Company (the "Merger Agreement") (the Agreement and the Merger Agreement to be referred to collectively as the "Agreements").

Zions Bancorporation
[____________________], 1997
Page 2


     This opinion is provided to you pursuant to Section 4.3 of the Agreement.

     In our capacity as special counsel, we have participated in the preparation of a Registration Statement filed with the Securities and Exchange Commission on Form S-4 covering the shares of Zions Bancorp stock to be issued in connection with the Merger (the "Registration Statement") including the Prospectus/Proxy Statement for the shareholders of the Company (the "Prospectus/Proxy Statement"). In addition, in rendering the opinions that follow, we have examined the Agreements and the exhibits and schedules appended thereto; the articles of incorporation and by-laws of the Company and the articles of incorporation or association and by-laws of each of the Subsidiaries; the minutes of certain meetings of the respective boards of directors of the Company and each of the Subsidiaries; and such other corporate documents and corporate records of the Company and the Subsidiaries as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In addition, we have interviewed officers of the Company and the Subsidiaries and undertaken and performed such other procedures as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In these regards, we have examined and relied upon representations of Zions Bancorp contained in the Agreements, and, where we have deemed appropriate, representations or certifications of officers or public officials.

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than the Company and the Subsidiaries had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties other than the Company and the Subsidiaries, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have also assumed that the Agreements have not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

     On the foregoing basis, and as otherwise described herein, we are of the opinion that:

Zions Bancorporation
[____________________], 1997
Page 3


     (a) Organization, Powers and Qualifications.

          (i) The Company is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended. All outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable.

          (ii) Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. The deposit accounts of Pitkin and Valley are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") and, to the best of our knowledge, no proceedings for the termination of such insurance are pending or threatened. The deposit accounts of Centennial are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation and, to the best of our knowledge, no proceedings for the termination of such insurance are pending or threatened. All outstanding shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable. All shares of the Subsidiaries held of record by the Company are owned directly by the Company free and clear of any adverse claims. All shares of Valley held of record by Val Cor are owned directly by Val Cor free and clear of any adverse claims.

     (b) Execution and Performance of Agreements. The Company has all requisite corporate power and authority to execute, deliver, and perform each of the Agreements to which it is a party and to carry out the terms thereof and the transactions contemplated thereby.

     (c) Absence of Violations. To the best of our knowledge, neither the Company nor any of the Subsidiaries is in violation of its articles of incorporation or association or its bylaws, or any law, regulation, ordinance, order, or restriction imposed by the United States, any state, municipality, or other political subdivision or agency thereof, or any order of any court or other competent tribunal having jurisdiction over it in respect

Zions Bancorporation
[____________________], 1997
Page 4


of the conduct of its business or the ownership of its properties, which, either individually or in the aggregate with all such other violations, would materially and adversely affect the business, operations, or condition (financial or otherwise) of the Company or the applicable Subsidiary or the observance or performance by the Company of the terms of either of the Agreements.

     (d) Compliance with Corporate Documents and Agreements. Neither the execution, delivery, or performance by the Company of either of the Agreements nor the consummation of the transactions contemplated therein will violate, conflict with, constitute a breach of or default under the articles of incorporation or association or by-laws of the Company or any of the Subsidiaries, or any agreement or instrument to which the Company or any of the Subsidiaries is a party (or which is binding on them or their assets) or by which the Company or any of the Subsidiaries is bound, and will not result in the creation of any lien on, or security interest in, any of their respective assets.

     (e) Binding Obligations; Due Authorization. Each of the Agreements has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, or other similar laws or judicial decisions relating to or affecting creditors' rights and remedies generally or the rights of creditors, or of the FDIC as insurer, regulator, conservator, or receiver of banks or savings associations the accounts of which are insured by the FDIC in particular, or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) as to whose availability we express no opinion. No other corporate proceedings on the part of the Company are necessary to authorize each of the Agreements or the carrying out of the transactions contemplated thereby.

     (f) Absence of Default. Except for those consents (including, but not limited to, approvals, licenses, registrations, or declarations) that have been obtained, the execution and delivery by the Company of each of the Agreements and consummation of the transactions contemplated thereby do not require the approval or consent of any governmental authority or third party. The execution and delivery by the Company of each of the Agreements, the consummation of the transactions contemplated thereby, and the compliance with and fulfillment of the terms thereof by the Company will not require any authorization, consent, approval, or

Zions Bancorporation
[____________________], 1997
Page 5


exemption by any person which has not been obtained or any notice or filing which has not been given or done.

     (g) Compliance with Securities Laws. The Prospectus/Proxy Statement complies as to form in all material respects with the requirements of the federal securities laws and published rules and regulations of the Securities and Exchange Commission as of the date thereof. In connection with our participation in the preparation of the Prospectus/Proxy Statement, we have not independently verified the accuracy, completeness, or fairness of the statements contained therein or of documents incorporated by reference therein, and we cannot make any representation to you as to the accuracy or completeness of statements of fact contained or incorporated by reference in the Prospectus/Proxy Statement or Registration Statement. Nothing, however, has come to our attention that would lead us to believe that the Prospectus/Proxy Statement as of its issue date or the date hereof, or the Registration Statement as of the effective date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which we make no statement) and that no event has occurred which should have been set forth in an amendment or supplement to the Prospectus/Proxy Statement or Registration Statement which has not been set forth in such amendment or supplement.

     This opinion is given solely for your benefit in connection with the transactions contemplated by the Agreements, and no other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated, or referred to in any other document without our prior consent.

                                       Respectfully submitted,

                                                                       EXHIBIT V

                      OPINION OF COMPANY LITIGATION COUNSEL

                          [____________________], 1997


Zions Bancorporation
1380 Kennecott Building
Salt Lake City, Utah  84133

     Re:  Merger of Aspen Bancshares, Inc. With Zions
          Bancorporation, In Exchange for Stock of Zions
          Bancorporation

Mesdames and Gentlemen:

     We are special counsel to Aspen Bancshares, Inc., a Colorado corporation (the "Company"), and its subsidiaries, Pitkin County Bank and Trust Company, a banking corporation organized under the laws of the State of Colorado with its head office located at Aspen, County of Pitkin, State of Colorado, Centennial Savings Bank, F.S.B., a federal savings bank organized under the laws of the United States with its head office located at Durango, County of La Plata, State of Colorado, Val Cor Bancorporation, Inc., a corporation organized under the laws of the State of Colorado with its head office located at Cortez, County of Montezuma, State of Colorado, Valley National Bank of Cortez, Colorado, a national banking association organized under the laws of the United States with its head office located at Cortez, County of Montezuma, State of Colorado, Eagle Service Corporation, a corporation organized under the laws of the State of Colorado with its head office located at [____________], County of [________- ____], State of [____________], and Thatcher Financial Group, Inc., a corporation organized under the laws of the State of Colorado with its head office located at Aspen, County of Pitkin, State of Colorado (collectively the "Subsidiaries"), in connection with the merger of the Company with Zions Bancorporation ("Zions Bancorp"), in exchange for which shareholders of the Company will receive shares of the common stock of Zions Bancorp pursuant to an Agreement and Plan of Reorganization dated November 19, 1996 (the "Agreement") and certain additional agreements whose execution is contemplated in the Agreement, including the Agreement of Merger by

Zions Bancorporation
[____________________], 1997
Page 2


and between Zions Bancorp and the Company (the "Merger Agreement") (the Agreement and the Merger Agreement to be referred to collectively as the "Agreements"). We have been requested by the Company to furnish to you our opinion pursuant to Section 4.4 of the Agreement.

     In rendering the opinion that follows, we have examined the Agreements and such other documents and records as we have deemed necessary or appropriate for the purpose of rendering the following opinion. In addition, we have interviewed officers of the Company and the Subsidiaries and undertaken and performed such other procedures as we have deemed necessary or appropriate for the purpose of rendering the following opinion. In these regards, we have examined and relied upon representations of the Company and Zions Bancorp contained in the Agreements, and, where we have deemed appropriate, representations or certifications of officers or public officials.

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. We have also assumed that the Agreements have not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

     On the foregoing basis, and as otherwise described herein, we are of the opinion that: (a) there is no action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened, against the Company or any of the Subsidiaries which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, or business prospects of the Company or the Subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might prevent, hinder or delay the consummation of the transactions contemplated in the Agreements; and (b) all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or to which any of its property or assets is the subject, including ordinary routine litigation incidental to its business, are, considered in the aggregate, not material.

     This opinion is given solely for your benefit in connection with the transactions contemplated by the Agreements, and no

Zions Bancorporation
[____________________], 1997
Page 3


other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated, or referred to in any other document without our prior consent.

                                       Respectfully submitted,

                                                                      EXHIBIT VI

                              EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "Agreement") made and entered into this [___] day of [__________], 1997, by and between CHARLES B. ISRAEL ("Executive") and ZIONS BANCORPORATION, a Utah corporation, having its principal office in Salt Lake City, Utah ("Zions Bancorp")

                         W I T N E S S E T H   T H A T :

     WHEREAS, the Agreement and Plan of Reorganization (the "Plan") dated as of November 19, 1996, by and between Zions Bancorp and Aspen Bancshares, Inc. ("Bancshares"), provides that Bancshares will be merged with and into Zions Bancorp;

     WHEREAS, Executive is the President and Chief Executive Officer of each of Bancshares and Pitkin County Bank and Trust Company, a bank organized under the laws of Colorado and having its main office in Aspen, Colorado ("Pitkin");

     WHEREAS, Zions Bancorp desires to secure the employment of Executive upon consummation of the transactions contemplated in the Plan;

     WHEREAS, Executive is desirous of entering into the Agreement for such periods and upon the terms and conditions set forth herein; and

     WHEREAS, to assist in achieving the objectives of the transactions described in the Plan, section 4.11 of the Plan contemplates that Executive will enter into an employment agreement as a condition to the consummation of the transactions described therein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties agree as follows:

     1. Employment; Responsibilities and Duties.

     (a) Zions Bancorp hereby agrees to employ Executive, and Executive hereby agrees to serve as the chief executive officer and member of the Board of Directors of Pitkin and of any depository institution which is successor-in-interest thereto ("Pitkin" hereafter to include any depository institution which is successor-in-interest thereto) during the Term of Employment. Executive shall have such duties, responsibilities, and authority of an executive nature as shall be set forth in the bylaws of Pitkin on the date of this Agreement or as may otherwise be determined by Zions Bancorp or by Pitkin.

     (b) Zions Bancorp hereby agrees to retain Executive as a member of the Board of Directors of Pitkin and as chief executive officer of Pitkin during the Term of Employment and to cause his re-election and re-appointment, as necessary, throughout the Term of Employment.

     (c) Executive shall devote his full working time and best efforts to the performance of his responsibilities and duties hereunder and to the performance of similar responsibilities and duties with respect to affiliates of Pitkin located in the State of Colorado. During the Term of Employment, Executive shall not, without the prior written consent of the Board of Directors of Zions Bancorp, render services as an employee, independent contractor, or otherwise, whether or not compensated, to any person or entity other than Zions Bancorp or Pitkin or their affiliates; provided that Executive may, where involvement in such activities does not individually or in the aggregate significantly interfere with the performance by Executive of his duties or violate the provisions of section 4 hereof, (i) render services to charitable organizations,
(ii) manage his personal investments, and (iii) with the prior permission of the Board of Directors of Zions Bancorp, hold such other directorships or part-time academic appointments or have such other business affiliations as would otherwise be prohibited under this section 1.

     2. Term of Employment.

     (a) The term of this Agreement ("Term of Employment") shall be the period commencing on the date hereof (the "Commencement Date") and continuing until the Termination Date, which shall mean the earliest to occur of:

          (i) the second anniversary of the Commencement Date, unless the Term of Employment shall be extended by mutual written agreement of Executive and Zions Bancorp;

          (ii) the death of Executive;

          (iii) Executive's inability to perform his duties hereunder, as a result of physical or mental disability as reasonably determined by the personal physician of Executive, for a period of at least 180 consecutive days or for at least 180 days during any period of twelve consecutive months during the Term of Employment; or

          (iv) the discharge of Executive by Zions Bancorp "for cause," which shall mean one or more of the following:

               (A) any willful or gross misconduct by Executive with respect to the business and affairs of Zions Bancorp or Pitkin, or with respect to any of their affiliates for which Executive is assigned material responsibilities or duties;

               (B) the conviction of Executive of a felony (after the earlier of the expiration of any applicable appeal period without perfection of an appeal by Executive or the denial of any appeal as to which no further appeal or review is available to Executive) whether or not committed in the course of his employment by Zions Bancorp;

               (C) Executive's willful neglect, failure, or refusal to carry out his duties hereunder in a reasonable manner; or

               (D) the breach by Executive of any representation or warranty in section 6(a) hereof or of any agreement contained in section 1, 4, 5, or 6(b) hereof, which breach is material and adverse to Zions Bancorp or Pitkin or any of their affiliates for which Executive is assigned material responsibilities or duties; or

          (v) Executive's resignation from his position as chief executive officer or member of the Board of Directors of Pitkin; or

          (vi) the termination of Executive's employment by Zions Bancorp "without cause," which shall be for any reason other than those set forth in subsections (i), (ii), (iii), or (iv) of this section 2(a), at any time, upon the thirtieth day following notice to Executive.

     (b) In the event that the Term of Employment shall be terminated for any reason other than that set forth in section 2(a)(vi) hereof, Executive shall be entitled to receive, upon the occurrence of any such event:

          (i) any salary (as hereinafter defined) payable pursuant to section 3(a)(i) hereof which shall have accrued as of the Termination Date; and

          (ii) such rights as Executive shall have accrued as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to sections 3(b) or (c) hereof, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(h) hereof, and the right to receive the cash equivalent of paid annual leave and sick leave accrued as of the Termination Date pursuant to section 3(e) hereof.

     (c) In the event that the Term of Employment shall be terminated for the reason set forth in section 2(a)(vi) hereof, Executive shall be entitled to receive:

          (i) for the period commencing on the date immediately following the Termination Date and ending upon and including the second anniversary of the Commencement Date, salary payable at the rate established pursuant to section 3(a)(i) hereof for the year in which the Termination Date occurs, in a manner consistent with the normal payroll practices of Pitkin with respect to executive personnel as presently in effect or as they may be modified by Pitkin from time to time; and

          (ii) such rights as Executive may have accrued as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to sections 3(b) or (c) hereof, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(h) hereof, and the right to receive the cash equivalent of paid annual leave and sick leave accrued as of the Termination Date pursuant to section 3(e) hereof.

     (d) At or about six months before the second anniversary of the Commencement Date, Zions Bancorp and Executive will each review the employment relationship between Zions Bancorp and Executive in order to evaluate the desirability of maintaining that relationship for an additional term beyond that provided for in section 2(a)(i) of this Agreement, or of modifying such relationship for such additional term, and Zions Bancorp and Executive will engage in discussions with respect to mutually agreeable terms and conditions for such employment, provided that nothing in this section 2(d) shall constitute an offer or guarantee of employment.

     3. Compensation. For the services to be performed by Executive for Zions Bancorp under this Agreement, Executive shall be compensated in the following manner:

     (a) Salary and Bonus.

          (i) Salary. During the Term of Employment Pitkin shall pay Executive a salary, the amount of which shall be reviewed at least annually, but which in any event shall not be less than the aggregate salary paid to Executive by Pitkin and its affiliates as of June 30, 1996. Salary shall be payable in accordance with the normal payroll practices of Pitkin with respect to executive personnel as presently in effect or as they may be modified by Pitkin from time to time.

          (ii) Discretionary Bonuses. During the Term of Employment and beginning with respect to the calendar year ending as of December 31, 1997, Executive shall be considered annually by the Executive Compensation Committee of the Board of Directors of Zions Bancorp for a discretionary bonus payment by Pitkin made in accordance with the compensation policies of Zions Bancorp as presently in effect or as they may be modified by Zions Bancorp from time to time.

     (b) Value-Sharing Plan and Incentive Stock Option Plan. During the Term of Employment, Executive shall be entitled to receive units of participation under the Value-Sharing Plan and stock options under the Incentive Stock Option Plan of Zions Bancorp, as each is in effect as of the Commencement Date or as may be modified by Zions Bancorp from time to time, in such amounts and upon such terms as may be prescribed by the Executive Compensation Committee of the Board of Directors of Zions Bancorp at its sole discretion.

     (c) Employee Benefit Plans or Arrangements. During the Term of Employment, subject to the following sentence, Executive shall be entitled to participate in all employee benefit plans of Zions Bancorp, as presently in effect or as they may be modified by Zions Bancorp from time to time, under such terms as may be applicable to officers of Executive's rank employed by Zions Bancorp or its subsidiaries, including, without limitation, plans providing retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance.

     (d) Vacation and Sick Leave. During the Term of Employment, Executive shall be entitled to paid annual vacation periods and sick leave in accordance with the policies of Zions Bancorp as in effect as of the Commencement Date or as may be modified by Zions Bancorp from time to time as may be applicable to officers of Executive's rank employed by Zions Bancorp or its subsidiaries, but in no event less than that provided to Executive by Pitkin and its affiliates at June 30, 1996.

     (e) Withholding. All compensation to be paid to Executive hereunder shall be subject to required withholding and other taxes.

     (f) Expenses. During the Term of Employment, Executive shall be reimbursed for reasonable travel and other expenses incurred or paid by Executive in connection with the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as may from time to time be requested, in accordance with such policies of Zions Bancorp as are in effect as of the Commencement Date and as may be modified by Zions Bancorp from time to time, under such terms as may be applicable to officers of Executive's rank employed by Zions Bancorp or its subsidiaries.

     4. Confidential Business Information; Non-Competition.

     (a) Executive acknowledges that certain business methods, creative techniques, and technical data of Zions Bancorp and Pitkin and their affiliates and the like are deemed by Zions Bancorp to be and are in fact confidential business information either of Zions Bancorp or Pitkin or their affiliates or are entrusted to third parties. Such confidential information includes but is not limited to procedures, methods, sales relationships developed while in the service of Zions Bancorp or Pitkin or their affiliates, knowledge of customers and their requirements, marketing plans, marketing information, studies, forecasts, and surveys, competitive analyses, mailing and marketing lists, new business proposals, lists of vendors, consultants, and other persons who render service or provide material to Zions Bancorp or Pitkin or their affiliates, and compositions, ideas, plans, and methods belonging to or related to the affairs of Zions Bancorp or Pitkin or their affiliates. In this regard, Zions Bancorp asserts proprietary rights in all of its business information and that of Pitkin and that of their affiliates except for such information as is clearly in the public domain. Notwithstanding the foregoing, information that would be generally known or available to persons skilled in Executive's fields shall be considered to be "clearly in the public domain" for the purposes of the preceding sentence. Executive agrees that he will not disclose or divulge to any third party, except as may be required by his duties hereunder, by law, regulation, or order of a court or government authority, or as directed by Zions Bancorp, nor shall he use to the detriment of Zions Bancorp or Pitkin or their affiliates or use in any business or on behalf of any business competitive with or substantially similar to any business of Zions Bancorp or Pitkin or their affiliates, any confidential business information obtained during the course of his employment by Zions Bancorp and Pitkin. The foregoing shall not be construed as restricting Executive from disclosing such information to the employees of Zions Bancorp or Pitkin or their affiliates.

     (b) Executive hereby agrees that during the Term of Employment, Executive will not (i) engage in the banking business other than on behalf of Zions Bancorp or Pitkin or their affiliates within the Market Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation, or other entity (other than Zions Bancorp or Pitkin or their affiliates) engaged in the banking business in the Market Area, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer, or member of the respective Boards of Directors of Zions Bancorp or Pitkin or any of their affiliates to engage in any action prohibited under (i) or (ii) of this section 4(b); provided that the ownership by Executive as an investor of not more than five percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of the National Association of Securities Dealers, Inc., or the shares of any investment company as defined in section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of Executive's obligations under this section 4(b).

     (c) Executive acknowledges and agrees that irreparable injury will result to Zions Bancorp and Pitkin in the event of a breach of any of the provisions of this section 4 (the "Designated Provisions") and that Zions Bancorp will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy Zions Bancorp may have, Zions Bancorp shall be entitled to the entry of a preliminary and permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction in Salt Lake County, Utah, Pitkin County, Colorado, or elsewhere, to restrain the violation or breach thereof by Executive or any affiliates, agents, or any other persons acting for or with Executive in any capacity whatsoever, and Executive submits to the jurisdiction of such court in any such action.

     (d) It is the desire and intent of the parties that the provisions of this section 4 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this section 4 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this section 4 shall be unenforceable with respect to scope, duration, or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to Zions Bancorp, to the fullest extent permitted by applicable law, the benefits intended by this section 4.

     (e) As used herein, "Market Area" shall mean:

          (i) The Colorado Counties of Archuleta, Delta, Dolores, Eagle, Garfield, Gunnison, Hinsdale, La Plata, Mesa, Mineral, Montezuma, Montrose, Ouray, Pitkin, San Juan, and San Miguel;

          (ii) Any other county in Colorado in which Zions Bancorp or Pitkin or any affiliate of either of them at any time during the Term of Employment shall be approved to operate a main or branch office at which deposits are accepted; and

          (iii) San Juan County, New Mexico.

     5. Life Insurance. In light of the unusual abilities and experience of Executive, Zions Bancorp in its discretion may apply for and procure as owner and for its own benefit insurance on the life of Executive, in such amount and in such form as Zions Bancorp may choose. Zions Bancorp shall make all payments for such insurance and shall receive all benefits from it. Executive shall have no interest whatsoever in any such policy or policies but, at the request of Zions Bancorp, shall submit to medical examinations and supply such information and execute such documents as may reasonably be required by the insurance company or companies to which Zions Bancorp has applied for insurance.

     6. Representations and Warranties.

     (a) Executive represents and warrants to Zions Bancorp that his execution, delivery, and performance of this Agreement will not result in or constitute a breach of or conflict with any term, covenant, condition, or provision of any commitment, contract, or other agreement or instrument, including, without limitation, any other employment agreement, to which Executive is or has been a party.

     (b) Executive shall indemnify, defend, and hold harmless Zions Bancorp and Pitkin for, from, and against any and all losses, claims, suits, damages, expenses, or liabilities, including court costs and counsel fees, which Zions Bancorp or Pitkin has incurred or to which Zions Bancorp or Pitkin may become subject, insofar as such losses, claims, suits, damages, expenses, liabilities, costs, or fees arise out of or are based upon any failure of any representation or warranty of Executive in section 6(a) hereof to be true and correct when made.

     7. Notices. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to Zions Bancorp:

     Zions Bancorporation
     1380 Kennecott Building
     Salt Lake City, Utah  84133

     Attention:  Mr. Harris H. Simmons
                 President and Chief Executive Officer

With a required copy to:

     Brian D. Alprin, Esq.
     Metzger, Hollis, Gordon & Alprin
     1275 K Street, N.W., Suite 1000
     Washington, D.C. 20005

If to Executive:

     Mr. Charles B. Israel
     [___________________________]
     [___________________________]

All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

     8. Assignment. Neither party may assign this Agreement or any rights or obligations hereunder without the consent of the other party.

     9. Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah, to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that he or it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Utah. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that he or it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

     10. Entire Agreement. This Agreement constitutes the entire understanding between Zions Bancorp and Executive relating to the subject matter hereof. Any previous agreements or understandings between the parties hereto or between Executive and Bancshares or any of its affiliates or Pitkin or any of its affiliates regarding the subject matter hereof, including without limitation the terms and conditions of employment, compensation, benefits, retirement, competition following employment, and the like, are merged into and superseded by this Agreement. Neither this Agreement nor any provisions hereof can be modified, changed, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

     11. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:

     (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement contain-ing any such provision held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and

     (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provisions held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

     12. Arbitration. Subject to the right of each party to seek specific performance (which right shall not be subject to arbitration), if a dispute arises out of or related to this Agreement, or the breach thereof, such dispute shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A dispute subject to the provisions of this section will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Commercial Rules of Arbitration of AAA between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach hereof shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator must have at least ten years' experience in resolving commercial disputes through arbitration. In the event any claim or dispute involves an amount in excess of $100,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in the District of Colorado. In the event of any arbitration, each party shall have a reasonable right to conduct discovery to the same extent permitted by the Federal Rules of Civil Procedure, provided that such discovery shall be concluded within ninety days after the date the matter is set for arbitration. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

     13. Costs of Litigation. In the event litigation is commenced to enforce any of the provisions hereof, or to obtain declaratory relief in connection with any of the provisions hereof, the prevailing party shall be entitled to recover reasonable attorney's fees. In the event this Agreement is asserted in any litigation as a defense to any liability, claim, demand, action, cause of action, or right asserted in such litigation, the party prevailing on the issue of that defense shall be entitled to recovery of reasonable attorney's fees.

     14. Affiliation. A company will be deemed to be "affiliated" with Zions Bancorp or Pitkin according to the definition of "Affiliate" set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     15. Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties hereto executed or caused this Agreement to be executed as of the day and year first above written.

                                       ZIONS BANCORPORATION



Attest:__________________________      By:_____________________________________
                                                   Harris H. Simmons
                                                     President and
                                               Chief Executive Officer


                                       CHARLES B. ISRAEL



Witness:_________________________      ________________________________________

                                                                     EXHIBIT VII

                            NON-INVESTMENT AGREEMENT

                              [____________], 1997

Zions Bancorporation
1380 Kennecott Building
Salt Lake City, Utah  84133

Mesdames and Gentlemen:

     This letter is provided to you in connection with an Agreement and Plan of Reorganization (the "Agreement") between Zions Bancorporation ("Zions Bancorp") and Aspen Bancshares, Inc. (the "Company"), which provides for the merger of the Company with and into Zions Bancorp (the "Merger") and the conversion of outstanding shares of Company Common Stock into Zions Bancorp Common Stock in accordance with the formula therein set forth. The undersigned understands that the obligations of Zions Bancorp under the Agreement are subject to the satisfaction, on or prior to the Effective Date, of various conditions, one of which is the execution and delivery by the undersigned of this letter.

     In order to satisfy a condition to the obligations of Zions Bancorp under the Agreement, and intending to be legally bound hereby, the undersigned, subject to the conditions hereinafter stated, agrees as follows:

     (a) the undersigned will not own any of the outstanding shares of the capital stock of any corporation that meets both of the following criteria:

          (i) it or an affiliated corporation solicits, accepts, or holds deposits, which for purposes of this letter means money or its equivalent received or held by a person in the usual course of business and for which it has given or is obligated to give credit, either conditionally or unconditionally, to a demand, checking, savings, time, passbook, negotiable order of withdrawal, thrift or share account, or which is evidenced by its passbook, certificate of deposit, thrift certificate, investment certificate, certificate of indebtedness, or other similar instrument, or a check, draft or share draft drawn against a deposit account and certified by a person, on which the person is primarily liable; and

          (ii) either the deposits held on a consolidated basis by it (if it is an Ultimate Parent Entity, as defined below) or by its Ultimate Parent Entity in offices situated in the Market Area (as defined below) exceed 10 percent of such entity's total consolidated deposits, or the loan and lease revenue derived on a consolidated basis by it (if it is an Ultimate Parent Entity, as defined below) or by its Ultimate Parent Entity from offices

Zions Bancorporation
[____________________], 1997
Page 2


situated in the Market Area (as defined below) exceeds 10 percent of such entity's total consolidated loan and lease revenue.

     For purposes of this letter, "Market Area" means the Colorado Counties of Archuleta, Delta, Dolores, Eagle, Garfield, Gunnison, Hinsdale, La Plata, Mesa, Mineral, Montezuma, Montrose, Ouray, Pitkin, San Juan, and San Miguel, and the New Mexico County of San Juan, and "Ultimate Parent Entity" means a corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), or as a savings and loan holding company under section 10 of the Home Owners' Loan Act of 1933, as amended (the "S&LHC Act"), and none of whose affiliates would be required to be registered as a bank holding company under the BHC Act or as a savings and loan holding company under the S&LHC Act by virtue of its control over it.

     The undersigned represents and warrants to Zions Bancorp that as of the date of this letter, no shares of the capital stock of any corporation are owned in violation of any of the requirements of this letter.

                                       Very truly yours,


                                       -------------------------


Accepted and Agreed to:
ZIONS BANCORPORATION


By:__________________________

Title:_______________________

                                                                    EXHIBIT VIII

                   OPINION OF METZGER, HOLLIS, GORDON & ALPRIN

                          [____________________], 1997


Aspen Bancshares, Inc.
534 East Hyman Avenue
Aspen, Colorado  81611

     Re:  Merger of Aspen Bancshares, Inc. With Zions
          Bancorporation, In Exchange for Stock of Zions
          Bancorporation

Mesdames and Gentlemen:

     We are special counsel to Zions Bancorporation, a corporation organized under the laws of the State of Utah with its head office located at Salt Lake City, County of Salt Lake, State of Utah ("Zions Bancorp"), in connection with the merger (the "Merger") of Zions Bancorp with Aspen Bancshares, Inc., a Colorado corporation (the "Company"), in exchange for which shareholders of the Company will receive shares of the common stock of Zions Bancorp pursuant to an Agreement and Plan of Reorganization dated November 19, 1996 (the "Agreement") and certain additional agreements whose execution is contemplated in the Agreement, including the Agreement of Merger by and between Zions Bancorp and the Company (the "Merger Agreement") (the Agreement and the Merger Agreement to be referred to collectively as the "Agreements").

     This opinion is provided to you pursuant to Section 5.2 of the Agreement.

     In our capacity as special counsel, we have participated in the preparation of a Registration Statement filed with the Securities and Exchange Commission on Form S-4 covering the shares of Zions Bancorp stock to be issued in connection with the Merger (the "Registration Statement") including the Prospectus/Proxy Statement for the shareholders of the Company (the "Prospectus/Proxy Statement"). In addition, in rendering the opinions that follow, we have examined the Agreements and the exhibits and schedules appended thereto; the articles of incorporation and by-

Aspen Bancshares, Inc.
[____________________], 1997
Page 2


laws of Zions Bancorp; the minutes of certain meetings of the board of directors of Zions Bancorp; and such other corporate documents and corporate records of Zions Bancorp as we have deemed necessary or appropriate for the purpose of rendering the following opinions. We have also examined a document dated [_______________], 1997 of the Federal Reserve Bank of San Francisco (the "Reserve Bank") approving the application of Zions Bancorp to merge with the Company and thereby acquire control of Pitkin County Bank and Trust Company, a banking corporation organized under the laws of the State of Colorado with its head office located at Aspen, County of Pitkin, State of Colorado, Centennial Savings Bank, F.S.B., a federal savings bank organized under the laws of the United States with its head office located at Durango, County of La Plata, State of Colorado, Val Cor Bancorporation, Inc., a corporation organized under the laws of the State of Colorado with its head office located at Cortez, County of Montezuma, State of Colorado, Valley National Bank of Cortez, Colorado, a national banking association organized under the laws of the United States with its head office located at Cortez, County of Montezuma, State of Colorado, and Thatcher Financial Group, Inc., a corporation organized under the laws of the State of Colorado with its head office located at Aspen, County of Pitkin, State of Colorado, pursuant to the Bank Holding Company Act of 1956, as amended. In addition, we have interviewed officers of Zions Bancorp and undertaken and performed such other procedures as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In these regards, we have examined and relied upon representations of the Company contained in the Agreements, and, where we have deemed appropriate, representations or certifications of officers or public officials.

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than Zions Bancorp had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties other than Zions Bancorp, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have also assumed that the Agreements have not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

Aspen Bancshares, Inc.
[____________________], 1997
Page 3


     Based on the foregoing, and as otherwise described herein, we are of the opinion that:

     (a) Organization, Powers and Qualifications. Zions Bancorp is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted.

     (b) Execution and Performance of Agreements. Zions Bancorp has all requisite corporate power and authority to execute, deliver, and perform each of the Agreements and to carry out the terms thereof and the transactions contemplated thereby.

     (c) Compliance with Corporate Documents. Neither the execution, delivery, or performance by Zions Bancorp of the Agreements nor the consummation of the transactions contemplated therein will violate, conflict with, or constitute a breach of or default under the articles of incorporation or by-laws of Zions Bancorp.

     (d) Binding Obligations; Due Authorization. Each of the Agreements has been duly authorized by all necessary corporate action on the part of Zions Bancorp, has been duly executed and delivered by Zions Bancorp, and constitutes a valid, legal, and binding obligation of Zions Bancorp, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, or similar laws or judicial decisions relating to or affecting creditors' rights generally or the rights of creditors, or of the FDIC as insurer, regulator, conservator or receiver, of banks or savings associations the accounts of which are insured by the FDIC in particular, or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) as to whose availability we express no opinion. No other corporate proceedings on the part of Zions Bancorp are necessary to authorize each of the Agreements or the carrying out of the transactions contemplated thereby.

     (e) Regulatory Approvals. All approvals required to be obtained from the Reserve Bank and the Board of Governors of the Federal Reserve System to consummate the transactions contemplated by the Agreement have been obtained. Except for those approvals, the execution and delivery by Zions Bancorp of each of the Agreements and consummation of the transactions contemplated thereby do not require the approval or consent of any bank or savings-association regulatory authority.

Aspen Bancshares, Inc.
[____________________], 1997
Page 4


     (f) Issuance of Zions Bancorp Common Stock. The shares of the Common Stock of Zions Bancorp, no par value, to be issued by Zions Bancorp pursuant to the Agreement and the Merger Agreement, when issued pursuant to and in accordance with the Agreement and the Merger Agreement, will be, when issued, duly authorized and legally issued, fully paid, and non-assessable.

     (g) Compliance with Securities Laws.

          (i) The Registration Statement has become effective under the Securities Act of 1933 (the "Act") and, to the best of our knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act with respect to the Registration Statement.

          (ii) The Registration Statement complies as to form in all material respects with the requirements of the federal securities laws and published rules and regulations of the Securities and Exchange Commission as of the date thereof. In connection with our participation in the preparation of the Registration Statement, we have not independently verified the accuracy, completeness, or fairness of the statements contained therein or of documents incorporated by reference therein, and we cannot make any representation to you as to the accuracy or completeness of statements of fact contained or incorporated by reference in the Registration Statement or the Prospectus/Proxy Statement. Nothing, however, has come to our attention that would lead us to believe that the Registration Statement as of the effective date or the date hereof, or the Prospectus/Proxy Statement as of the issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which we make no statement) or that any event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or Prospectus/Proxy Statement and which has not been set forth in such amendment or supplement.

     This opinion is given to you for your sole benefit in connection with the transactions contemplated in the Agreements, and no other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or

Aspen Bancshares, Inc.
[____________________], 1997
Page 5


portions of this opinion be quoted, circulated, or referred to in any other document without our prior written consent.


                                       Very truly yours,

                                       METZGER, HOLLIS, GORDON & ALPRIN



                                       By:_______________________________
                                                   Brian D. Alprin

BDA/bl